Exhibit 10.20

*	Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

CORPORATE NETWORK SERVICES SUBSCRIPTION AGREEMENT

between

MTN Service Provider (Proprietary) Limited

Registration Number: 1993/002648/07

(“MTN SP”)

and

MiX Telematics International (Proprietary) Limited

T/A Mix Telematics

Registration Number: 1963/006970/07

(“MiX Telematics”)

SIGNATURE VERSION

Table of Contents

1	Definitions	3

2	Interpretation	7

3	Introduction and Recordal	7

4	Agreement	8

5	Commencement and Duration	8

6	Provision of Network Services	8

7	Charges for Network Services	13

8	Discounts for Network Services	15

9	Connection Incentive Commission	16

10	Terms of Payment and Value Added Tax	17

11	Billing	18

12	Discount Regulation and Audit	18

13	Financial Guarantees and Security	18

14	Obligations of MiX Telematics	19

15	Compliance with all Laws	20

16	Confidentiality and Privacy	20

17	Disputes	21

18	Force Majeure	22

19	Major Breach of the Agreement	22

20	Minor Breach of the Agreement	24

21	Consequences of termination	25

22	Miscellaneous Matters	26

23	Annexure A – Party and Payment Details	29

24	Annexure B – Price List	32

25	Annexure C – List of MTN Value Added Services	35

27	Annexure D – Order Form	36

28	Annexure E – Activation Form	37

29	Annexure F – Conditions for sale of mobile device/s	38

30	Annexure G: Service Level Agreement	40

31	Annexure H: Data support processes	41

32	Annexure I: CDR File Specification	44

Corporate Network Services Subscription Agreement	Page 2 of 43

SIGNATURE VERSION

1	Definitions

1.1	In this Agreement the following terms have the meanings assigned to them hereunder, unless the context clearly indicates otherwise:

1.1.1	“Activate” or “Activation” means the enabling (provisioning) of a SIM Card by MTN SP so as to allow the SIM Card to operate on the Network;

1.1.2	“Activation Date” means the date of Activation as requested by the MiX Telematics as per Annexure E and signed by a Mandated Signatory;

1.1.3	“Active and Calling” means a SIM Card that is generating call data records or a SIM Card that is in a device receiving data and/or voice traffic;

1.1.4	“Agreement” means this agreement inclusive of the Annexures attached hereto and includes any updates thereto from time to time;

1.1.5	“Business hours” means 08h00 to 17h00 each day excluding weekends or public holidays in the Territory;

1.1.6	“Business day” means any day of the week which is not on a weekend or a public holiday in the Territory;

1.1.7	“Blacklisting” means in the case of a Mobile Device or Terminal Equipment, the registering of a unique identification number with the Electronic Identity Register (EIR) as owned by the mobile operators and as operated by-TransUnion Credit Bureau in order to signify that the Mobile Device or Terminal Equipment is lost or stolen and must be barred from calling. Blacklisting in the case of a SIM Card means that the MSISDN has been registered with the said EIR in order to indicate that the SIM Card has been cloned and must be deactivated.

1.1.8	“Charges” means the Connection Charges, Monthly Service Charges, Usage Charges and any other charges pertaining to the provision of the Network Services, SIM Cards and any other services howsoever described, by MTN SP to MiX Telematics, as detailed in the Price List from time to time;

1.1.9	“Commencement Date” means the date of Activation of the SIM card;

1.1.10	“Connection” means the connection of the End-User by radio interface to the Network via the SIM Card and/or Terminal Equipment;

1.1.11	“Connection Charge” means the initial charge for connecting the End-User to the Network as specified in the Price List;

1.1.12	“Connection Incentive Commission” means the commission payable by MTN SP to MiX Telematics for the connection of a SIM Card in a Network Package to the Network at the rates as set out in Annexure B;

1.1.13	“Deactivate” or “Deactivation” means the permanent disenabling or removal of a SIM Card/Network Package by MTN SP from the Network at MTN SP’s premises, so that it is incapable of operating on the Network in terms of this Agreement;

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SIGNATURE VERSION

1.1.14	“Deactivation Date” means the date upon which a SIM Card/Network Package is Deactivated by MTN SP;

1.1.15	“Discounts” means those discounts agreed between MTN SP and the MiX Telematics as set out in Annexure B and which are regulated in terms of the Agreement;

1.1.16	“End-User/s” means the member of the public who ultimately makes lawful use of the Network Package in accessing the Network, which person may be different from MiX Telematics, its employees agents and assigns;

1.1.17	“GSM” means Global System for Mobile Communications as defined in the European Technical Standards Institute structure of specifications;

1.1.18	“Initial Period” means, in respect of each of the SIM Cards delivered by MTN SP to MiX Telematics in terms of this Agreement, a period of 24 (twenty four) consecutive months from the Activation Date of such SIM Card;

1.1.19	“Mandated Signatory/ies” means those persons whose details are reflected in Annexure A and whose signature are contained alongside such details and these persons shall be the only persons entitled to place an Order or Activation in terms of this Agreement;

1.1.20	“Mobile Device/s” means GSM Terminal Equipment and its accessories that can be used by MiX Telematics;

1.1.21	“a Month” will mean 30 (thirty) calendar days;

1.1.22	“Monthly Service Charge” means the monthly subscription charge as charged by MTN SP for each Network Package, as set out in the Price List;

1.1.23	“MTN SP” means MTN Service Provider (Proprietary) Limited, a private company with limited liability registered in terms of the laws of the Republic of South Africa with registration number 1993/002648/07 and whose details are set out in Annexure A;

1.1.24	“MTN SP Head Office” means MTN SP’s principal place of business, as stated in Annexure A;

1.1.25	“MTN” means Mobile Telephone Networks (Proprietary) Limited, a company duly licensed to operate a mobile telecommunications network within the Republic and its successors in title;

1.1.26	“MiX Telematics” means MiX Telematics International (Proprietary) Limited, trading as MiX Telematics, a private company with limited liability registered in terms of the laws of the Republic of South Africa with registration number 1963/006970/07 and whose details are set out in Annexure A;

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SIGNATURE VERSION

1.1.27	“Mix Telematics Bank Account” means those details that are set out in Annexure A;

1.1.28	“MSISDN” means the Mobile Station International Subscriber Directory Number programmed into each SIM Card;

1.1.29	“Mobile Number” means the telephone number that is allocated by MTN SP to MiX Telematics and programmed into the SIM Card supplied by MTN SP;

1.1.30	“Mobile Number Portability” means the right that MiX Telematics has to move its Mobile Number/s from one mobile network operator or service provider to another;

1.1.31	“Network” means the public land mobile network established and operated by MTN in the Republic;

1.1.32	“Network Services” means the mobile telephony services provided by MTN SP through or in connection with the Network including, inter alia, SMS facilities, voice facilities, data facilities, supply of Terminal Equipment, supply of SIM Cards and any other Value Add Services or services that MTN SP may determine from time to time;

1.1.33	“Network Package” means any one of the packages under which the Network Services are made accessible to MiX Telematics/End-User, which packages vary according to the rate of Usage Charges, the variety of Value Added Services included and other variables determined by MTN SP or MTN from time to time, but subject to the requirements, conditions and/or approvals of the relevant Regulatory Authority and as set out in the Price List;

1.1.34	“Order” means an order placed by MiX Telematics to MTN SP, as per the Order Form annexed as Annexure D to this Agreement or in any other form approved by MTN SP and MiX Telematics in writing, for the provision of Terminal Equipment, SIM Cards, Network Packages and/or the use of the Network Services;

1.1.35	“Package Migration” means the process when MiX Telematics moves from a current Network Package to a different Network Package, as per a MiX Telematics’ request to MTN SP.

1.1.36	“Port” means to move MiX Telematics’ mobile number from one mobile network to another or to move from one mobile service provider (“donor service provider”) to another (“recipient service provider”) with or without changing the mobile network;

1.1.37	“Price List” means that schedule in which the Charges are levied by MTN SP, which Charges are linked to the Regulatory Authority published rates and attached hereto as Annexure B;

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SIGNATURE VERSION

1.1.38	“Renewal Period” means a period of 24 (twenty four) successive Months starting on the day immediately after the renewal and/or upgrade of the Network Package;

1.1.39	“Regulatory Authority” means the Independent Communications Authority of South Africa or its successor in title;

1.1.40	“Republic” means the Republic of South Africa;

1.1.41	“SIM Card” means a Subscriber Identification Module (incorporating a MSISDN) which, when activated and used in conjunction with an item of GSM compatible Terminal Equipment/Mobile Device, connects to the Network and provides MiX Telematics/the End-User with access to the Network Services and which is supplied as part of the Network Package;

1.1.42	“SIM Swap” means the process that occurs when an existing SIM Card is exchanged for another SIM Card;

1.1.43	“Signature Date” means the date of the last party signs this Agreement;

1.1.44	“Suspend” or “Suspension” means the temporary disabling of a SIM Card from the Network at MTN SP’s premises, so that it is incapable of operating on the Network;

1.1.45	“Terminal Equipment” means a GSM device and accessories thereto, utilised by the End User to send and/or receive data and/or voice traffic conveyed by the Network;

1.1.46	“Territory” means the Republic of South Africa;

1.1.47	“Usage Charge” means a predetermined charge unit of time cost charged by MTN SP to MiX Telematics for recorded usage of the Network Services at the rates set out in the Price List;

1.1.48	“Unblacklisting” means the removal of the unique identification number and/or MSISDN from the EIR (as described above) in order to allow the Mobile Device, Terminal Equipment or SIM Card as the case may be to be reactivated;

1.1.49	“Value Added Services” means the services designated as such by MTN SP from time to time as part of the Network Packages and attached hereto as annexure C, which services are subject to the Charges, terms and conditions applicable as determined by MTN SP in its discretion from time to time. MTN SP may vary the Charges payable, and the terms and conditions applicable in respect of such Value Added Services after 30 (thirty) days notice in writing to MiX Telematics. Such Charges and terms and conditions are available on request from MTN SP.

Corporate Network Services Subscription Agreement	Page 6 of 43

SIGNATURE VERSION

2	Interpretation

2.1	Where figures are referred to in numerals and words, then the latter shall prevail in the event of any dispute.

2.2	Any reference to an enactment shall be deemed to mean that enactment as at the date of signature hereof or as amended or re-enacted from time to time.

2.3	When any number of days is prescribed in the Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

2.4	The headings used in this Agreement shall be deemed not to be part of the Agreement and will not be taken into consideration in the interpretation or construction of this Agreement.

2.5	This Agreement shall be binding on both MiX Telematics and MTN SP and their successors in title.

2.6	The annexures attached to this Agreement form part hereof and words and expressions defined in this Agreement shall bear, unless stipulated otherwise therein, the same meanings in such annexes or schedules.

2.7	The definitions in clause 1 shall be given effect to as if they were substantive provisions in the body of this Agreement.

2.8	*

3	Introduction and Recordal

3.1	*

3.2	*

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* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

3.3	*

3.4	MiX Telematics will all times remain the customer of MTN SP, notwithstanding that MiX Telematics may not be the End-User, and will be responsible for the discharge of all obligations arising from this Agreement.

3.5	The parties therefore wish and/or record their agreement on the terms and conditions set out below.

4	Agreement

MTN SP and the MiX Telematics hereby enter into an agreement on the terms contained in this Agreement.

5	Commencement and Duration

5.1	This Agreement shall commence on the Signature Date and shall endure for a period of twenty four (24) months.

5.2	Thereafter, this Agreement shall continue indefinitely until terminated by either party upon 60 (sixty) days prior written notice to the other.

5.3	Where any Network Packages were purchased by MiX Telematics and connected to the Network before the Signature Date and remain Active and Calling, this Agreement will nonetheless apply to such Network Packages.

6	Provision of Network Services

6.1	MiX Telematics undertakes to subscribe to Network Services from MTN SP, on the terms and conditions set out in this Agreement and MTN SP undertakes to provide Network Services in terms of this Agreement and according to the Service Level terms in Annexures G and H.

6.2	Network packages

6.2.1	All Network Packages shall be ordered by MiX Telematics by forwarding a completed Order signed by a Mandated Signatory in terms of Annexure D to MTN SP.

6.2.2	Each Order shall be subject to the terms of this Agreement.

Corporate Network Services Subscription Agreement	Page 8 of 44

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SIGNATURE VERSION

6.2.3	Each Network Package will start on the Commencement Date and will continue for the Initial Period.

6.2.4	At the end of the Initial Period the Network Package will continue indefinitely on a month to month basis, unless either renewed by MiX Telematics on the submission of an Order or alternatively cancelled in terms of this Agreement:

6.2.4.1	by MiX Telematics, at the end of the Initial Period or a Renewal Period, as the case may be, by giving to MTN SP written notice (not via SMS) of cancellation not less than 1 (one) calendar month and not more than 3 (three) calendar months before the end of the Initial Period or Renewal Period, as the case may be; or

6.2.4.2	by MTN SP, if entitled by this Agreement to do so, on not less than 1 (one) months written notice to MiX Telematics; or

6.2.4.3	by MTN SP, immediately on written notice to MiX Telematics, if the sub-license issued by MTN in terms of which MTN SP is authorised and empowered to give MiX Telematics access to the Network Services, is cancelled due to a decision by the Regulatory Authority.

6.2.5	It is understood that the terms relating to the Network Packages may vary from time to time and these terms are subject to the requirements and conditions of the relevant Regulatory Authority and the parties hereto agree to adopt such revised terms from time to time and which revised terms will regulate all Network Packages furnished in terms of this Agreement, including all Network Packages that may have already been furnished by MTN SP to MiX Telematics, subject to clause 2.8 above.

6.3	SIM Cards and Terminal Equipment

6.3.1	MiX Telematics undertakes to provide MTN SP with an estimated rolling monthly forecast of the number of SIM Cards and Terminal Equipment/Mobile Devices that it anticipates purchasing during that period, which forecast will not be binding on MiX Telematics.

6.3.2	Forthwith upon delivery to MiX Telematics of the SIM Cards and/or Terminal Equipment/Mobile Devices, MiX Telematics will hand to MTN SP or its authorised carrier an acknowledgement of receipt in the form of MTN SP’s official dispatch or delivery note or the authorised carrier’s waybill (whichever is applicable) signed, dated and stamped.

6.3.3	Upon receipt by MTN SP of a duly returned delivery note or waybill referred to in 6.3.2 above and whether the contents of the delivery have

Corporate Network Services Subscription Agreement	Page 9 of 43

SIGNATURE VERSION

been checked by MiX Telematics or not, such delivery note or waybill shall serve as prima facie proof of complete delivery unless a dispute is noted in writing by providing a list of the deficiencies in the delivery by MiX Telematics to MTN SP within 5 (five) business days after delivery.

6.3.4	MTN SP may at any time establish security and safety procedures in relation to, inter alia, the registration of the electronic numbers in SIM Cards and Terminal Equipment/Mobile Devices. MiX Telematics agrees that it will comply with and implement such reasonable procedures and arrangements promptly upon being required to do so by MTN SP at its own cost and expense.

6.3.5	Ownership in respect of Terminal Equipment, Mobile Devices and SIM Cards supplied by MTN SP to MiX Telematics shall vest in MTN SP until payment in full has been received for such Terminal Equipment, Mobile Devices and SIM Cards.

6.3.6	All risks In Terminal Equipment/Mobile Devices and SIM Cards will pass to MiX Telematics on delivery thereof by MTN SP to MiX Telematics.

6.3.7	MiX Telematics warrants that the Terminal Equipment, Mobile Devices and SIM Cards in respect of which payment has not been received in full by MTN SP will be identifiable and will be comprehensively insured against all risks.

6.3.8	MTN SP will activate the SIM CARDS delivered to MiX Telematics upon receipt by MTN SP of a written instruction to Activate as per Annexure E from a Mandated Signatory of MiX Telematics.

6.3.9	Even if a SIM Card has been Activated by MTN SP, the SIM Card will be barred from making calls to and from any place outside the Territory (international calls and international roaming), and will only be unbarred for a specified period on written request by MiX Telematics, received by MTN SP at in the time period as set out in Annexure H before the requested date of unbarring.

6.3.10	MTN SP agrees to notify MiX Telematics if the technical specifications of the SIM Cards are altered from time to time.

6.4	SIM Swap

6.4.1	If a SIM Card is found to be faulty due to any fault attributable to the manufacturing of such SIM Card, then MTN SP shall replace such SIM Card free of charge to MiX Telematics. MiX Telematics shall be obliged to return the faulty SIM Card to MTN SP and ownership in such faulty SIM Card shall revert to MTN SP.

6.4.2	In the event that such SIM Card is found to be faulty and the fault is not due to the manufacturer but as a result of an action attributable to MiX Telematics or an End-User or if the SIM Card is stolen or lost, then MiX Telematics will not be entitled to a free exchange and will be obliged to pay for any new SIM Card supplied by MTN SP, the cost of which shall be as set out in Annexure B.

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SIGNATURE VERSION

6.5	Suspension of SIM Cards

6.5.1	Any and all instructions in respect of the suspension or re-activation of a SIM Card will emanate from a Mandated Signatory of MiX Telematics. In the event of MiX Telematics electing to suspend or re-activate a SIM Card, it shall notify MTN SP in accordance with Annexure E, and MTN SP will be bound by the Service Level Terms as set out in Annexure H.

6.5.2	Notwithstanding the suspension of any SIM Card, MiX Telematics will be obliged to continue to make payment of the monthly service charges for such SIM Card for the Initial or Renewal Periods and for any Charges incurred before date of suspension.

6.6	*

6.7	Blacklisting / Unblacklisting

6.7.1	MTN SP will assist MiX Telematics by the blacklisting/unblacklisting of Terminal Equipment/Mobile Devices supplied by MTN SP to MiX Telematics, subject to the following terms and conditions in this sub-clause 6.7.

6.7.2	Any and all instructions in respect of the blacklisting/unblacklisting procedure will emanate from a Mandated Signatory. In the event of MiX Telematics electing to blacklist/unblacklist the Terminal Equipment, it shall notify MTN SP in accordance with Annexure E and MTN SP will be bound by the Service Level Terms as set out in Annexure H.

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* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

6.8	Mobile Number portability

This clause outlines the process of moving MiX Telematics mobile number/s from one mobile network or mobile service provider to another:

6.8.1	If MiX Telematics chooses to move (“port”) its mobile number/s from MTN SP to another mobile service provider (“the recipient service provider”), MiX Telematics may move to another mobile cellular network operator (“the recipient mobile network operator”).

6.8.2	MiX Telematics may contact the recipient service provider to request to port its mobile number/s to them and to inform them whether MiX Telematics wishes to keep its number/s.

6.8.3	MiX Telematics’ port request will only be processed during Business Hours.

6.8.4	The recipient service provider may require MiX Telematics to complete and sign a port request form as well as an application forms/subscriber contract (“contract”) and may credit-vet MiX Telematics for the services supplied.

6.8.5	MiX Telematics may request the recipient service provider to port its number/s on a date in the future, provided it is not later than 31 (thirty one) days after the port request form is received by the recipient service provider.

6.8.6	The recipient service provider will inform MTN SP that MiX Telematics wishes to move its number/s and will ask MTN SP if they accept the request, which may be rejected for the following reasons:

6.8.6.1	the number/s are invalid or are not permitted by law to port;

6.8.6.2	the number/s have been deactivated from MTN SP’s mobile cellular network; and/or

6.8.6.3	the number/s have been suspended by MTN SP for non-payment.

6.8.7	The recipient service provider may reject the request to port if MiX Telematics does not pass the credit vet procedures, if applicable.

6.9	If MiX Telematics chooses to port its mobile number/s before the end of the Initial Period or Renewal Period (as the case may be) and either MiX Telematics or MTN SP cancel the Network Packages, then MiX Telematics will still be responsible to pay MTN SP for the remaining Charges.

6.10	*

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* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

6.10.2	MTN SP will cancel the existing Network Packages on receipt of an activation message from the recipient service provider;

6.10.3	MiX Telematics will lose any accumulated unused credits or minutes that are not used before porting;

6.10.4	MiX Telematics will lose any messages or data that are not collected or accessed before porting;

6.10.5	*

6.10.6	The recipient service provider will bill MiX Telematics for all Charges after MiX Telematics has ported; and

6.10.7	The Network Services, Value Added Services or other services that MiX Telematics received from the donor service provider might not be able to be ported to the recipient service provider, and so these services may be lost after porting. The new services available to MiX Telematics will depend on the services available in the Network Package subscribed to in the contract with the recipient service provider.

7	*

7.3	Package Migration:

7.3.1	MTN SP, in its discretion, may approve or reject any application by MiX Telematics for a Package Migration from one Network Package to another during the Initial Period or Renewal Period as the case may be.

7.3.2	MTN SP will be entitled to charge MiX Telematics a migration fee and/or administration fee for the migration, as long as these fees have been approved or fixed by the Regulatory Authority.

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SIGNATURE VERSION

7.3.3	MiX Telematics will also be required to pay MTN SP an amount for the Terminal Equipment/Mobile Device subsidy if it migrates to a Network Package with a lower Terminal Equipment/Mobile Device subsidy than the Network Package being migrated from, provided that Terminal Equipment/Mobile Device was provided with that Network Package.

7.3.4	The Terminal Equipment/Mobile Device subsidy for each Network Package will depend on the rules of that particular Network Package.

7.3.5	*

7.3.6	MiX Telematics will be required to give MTN SP at least 30 (thirty) days’ written notice of any proposed migration from one Network Package to another.

7.4	*

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SIGNATURE VERSION

*

Corporate Network Services Subscription Agreement	Page 15 of 44

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*

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*

10	Terms of Payment and Value Added Tax

10.1	Terms of Payment

10.1.1	All amounts payable by MiX Telematics to MTN SP are to be paid in accordance with the terms of this Agreement.

10.1.2	MiX Telematics will ensure timeous payment by means of Electronic Fund Transfer, within 30 (thirty) days from date of receipt of the invoice, save if some other means is agreed to by MTN SP in writing, which payment must be effected on or before due date.

10.1.3	Any discrepancies or differences alleged by MiX Telematics are to be communicated to MTN SP within a reasonable time, provided that the invoices are provided to MiX Telematics timeously.

10.2	Value Added Tax

All prices referred to in this Agreement, unless otherwise stipulated, are indicated as exclusive of VAT. Accordingly, MTN SP shall be entitled to add VAT, at the applicable rate, to any price levied by it in terms of this Agreement, which VAT will be for the account of MiX Telematics unless the amount is due in terms of Connection Incentive Commissions in which case Mix Telematics will be entitled to add VAT to the Connection Incentive Commission due.

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SIGNATURE VERSION

11	Billing

11.1	MTN SP will endeavour to provide itemized billing to MiX Telematics on or before the 1st day of every month as per the CDR File specification attached hereto as Annexure I.

11.2	Accessories or Terminal equipment invoices should not be included in the e-invoice file. Both MTN SP and MiX Telematics shall designate particular personnel for the purpose of attending to the administration of billing.

12	*

13	Financial Guarantees and Security

Subject to MiX Telematics’ credit risk profile changing adversely [outstanding debt above 60 days over a 6 month period] or an increase in the MTN SP’s risk of exposure in relation to MiX Telematics [a consistent month on month 20% (twenty per centum) increase in monthly invoicing for more than 6 (six) months], then MTN SP may at any time during the term of this Agreement, require MiX Telematics to provide within thirty (30) days of written demand a guarantee issued by a registered financial institution as security for the due fulfilment by MiX Telematics of its obligations hereunder, which shall include security for any arrear amounts and/or the equivalent to approximately three (3) months Charges. Failure to comply within the said time frame with the requirements as set out in this clause shall constitute a material breach of this Agreement by MiX Telematics and shall entitle MTN SP to terminate this Agreement in terms of clause 19.

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14	Obligations of MiX Telematics

14.1	MiX Telematics undertakes:

14.1.1	to co-operate with MTN SP and do whatever may be necessary and incumbent upon it to ensure the successful implementation of this Agreement and the Annexures, at its own cost;

14.1.2	to provide MTN SP with any information, which is reasonably required by MTN SP to fulfil its obligations, and enforce its rights in terms of this Agreement;

14.1.3	not to do anything that would damage the good name and reputation of MTN SP and MTN in the fulfilment of its obligations under this Agreement;

14.1.4	not to utilise or display any mark or logo, which is proprietary to MTN or MTN SP, whether such marks and logos are registered or unregistered, unless MTN SP’s prior written permission has been obtained, Any use of such marks or logos shall be strictly in compliance with MTN SP’s directions as may be provided from time to time;

14.1.5	to pay any costs agreed by MiX Telematics upfront, that are incurred by the parties in relation to the compliance of any licence or regulatory conditions which are applicable to MiX Telematics’ business, the costs of such compliance shall be for MiX Telematics’ account and in the event that the costs incurred are as a result of the compliance with any license or regulatory conditions pertaining to MTN SP’s business, the parties shall meet to, in good faith, agree who shall bear such costs and failing such agreement, the provisions of the dispute clause shall apply;

14.1.6	not to use nor allow the Network Services to be used for any unlawful purpose, nor in any way that may cause injury or damage to persons or property or an impairment or interruption to the Network Services;

14.1.7	to only use Terminal Equipment/Mobile Devices approved by the Regulatory Authority together with the SIM Card on the Network, and to follow all lawful directives given by MTN SP relating to the use of Terminal Equipment/Mobile Devices, Network Services and/or SIM Cards;

14.1.8	to recognise that no right, title or interest in the software or the Mobile Number contained in each SIM Card issued, vests in MiX Telematics, however MTN SP does recognise that Mobile Number Portability allows MiX Telematics to retain the use of its Mobile Number/s if MiX Telematics decides to Port; and

14.1.9	to not reverse engineer, decompile, modify or tamper with the software contained in, or relating to, any SIM Card, Terminal Equipment or Mobile Device and to not allow any other person to do so.

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SIGNATURE VERSION

15	Compliance with all Laws

15.1	Furthermore, MiX Telematics undertakes to:

15.1.1	provide MTN SP with such information and co-operation as may be required by MTN SP so as to facilitate compliance with any licence or regulatory conditions imposed by the Regulatory Authority which may be applicable to the subject matter of this Agreement as may be advised by MTN SP to MiX Telematics from time to time;

15.1.2	comply with any directions issued by MTN SP Insofar as they relate to compliance with the provision of any applicable licence or regulatory conditions referred to in 15.1.1, and

15.1.3	at its own cost observe all relevant legislation and comply with any directions made by any competent regulatory authority concerning the fulfilment of its obligations in terms of the matters contemplated in this Agreement.

16	Confidentiality and Privacy

16.1	All business, customers, commercial, scientific or technical information as well as the contents of this Agreement, or any proposal or Price List, whether current or not, received by or made available to MiX Telematics under this Agreement, or during negotiations prior to the conclusion of this Agreement, shall be treated by MiX Telematics as confidential and shall not be disclosed to third parties, or used for any purpose other than that for which it was disclosed, without MTN SP’s prior written consent.

16.2	All business, customers, commercial, scientific or technical information as well as the contents of this Agreement, received by or made available to MTN SP under this Agreement, or during negotiations prior to the conclusion of this Agreement, shall be treated by MTN SP as confidential and shall not be disclosed to third parties, or used for any purpose other than that for which it was disclosed, without MiX Telematic’s prior written consent.

Corporate Network Services Subscription Agreement	Page 20 of 43

SIGNATURE VERSION

17	Disputes

17.1	If any dispute arises between the parties in connection with this Agreement or its subject matter, and which cannot be resolved amicably by the parties after a discussion between the respective Managing Directors of the parties, then the parties and their legal representatives will promptly meet to consider whether there is still a possibility of resolution by mediation or conciliation.

17.2	Subject to clause 17.1 and save in respect of those provisions of the Agreement which provide for their own remedies which would be incompatible with arbitration, a dispute which arises in regard to

17.3	the interpretation of;

17.4	the carrying into effect of;

17.5	any of the Parties’ rights and obligations arising from;

17.6	the termination or purported termination of or arising from the termination of; and/or

17.7	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), shall be submitted to and decided by arbitration in accordance with the rules of the Arbitration Forum of South Africa (as amended by this Agreement).

17.8	That arbitration shall be held with only the Parties and their representatives present thereat in Johannesburg, Republic of South Africa, and the arbitration proceedings shall be conducted In the English language.

17.9	It is the intention that the arbitration shall, where possible, be held and concluded in 21 (twenty one) Business Days after it has been demanded. The Parties shall use their best endeavours to procure the expeditious completion of the arbitration.

17.10	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in the Republic of South Africa.

17.11	The arbitrator shall be an impartial practising advocate of not less than 10 (ten) years standing appointed by the parties or, failing agreement by the Parties within 14 (fourteen) days after the arbitration has been demanded, at the request of either of the Parties the arbitrator shall be nominated by the President for the time being of the Johannesburg Bar Council. If that person fails or refuses to make the nomination, either party may approach the High Court of South Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so.

Corporate Network Services Subscription Agreement	Page 21 of 43

SIGNATURE VERSION

17.12	The Parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

17.13	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

17.14	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

17.15	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration.

18	Force Majeure

18.1	In the event that MTN SP or MiX Telematics is prevented from carrying out its obligations in terms of this Agreement as a result of Force Majeure, the party that is so prevented will be released from its obligations to the extent and for the duration that the event of Force Majeure exists.

18.2	Any party that is so prevented by Force Majeure as described above will endeavour to contact the other parties as soon as it is able and inform them of the event that gave rise to the Force Majeure, the expected duration of the Force Majeure and thereafter indicate when the Force Majeure has ceased to apply.

19	Major Breach of the Agreement

19.1	If MiX Telematics:

19.1.1	commits a breach of clause 14 of this Agreement (which includes a failure to pay by due date) and fails to remedy the breach within fourteen (14) days of receipt of written notice to do so; or

19.1.2	take steps to place itself, or is placed, in liquidation either voluntarily or compulsory, or under judicial management whether provisionally or finally or attempts to effect a compromise with its creditors or engages In a business rescue exercise; or

19.1.3	takes steps to deregister itself or is deregistered as a company; or

19.1.4	commits an act which would be an act of insolvency (as defined in the Insolvency Act 24 of 1936), if committed by a natural person; or

Corporate Network Services Subscription Agreement	Page 22 of 43

SIGNATURE VERSION

19.1.5	fails to satisfy judgment against it within thirty (30) days after it becomes aware of the judgment, except that if it provides evidence on an ongoing basis to the reasonable satisfaction of MTN SP that legal proceedings have been launched to appeal, review or rescind the judgment and to procure suspension of execution and that such proceedings are being expeditiously pursued, the period of thirty (30) days shall run from the date that judgment becomes final or the attempt to procure the suspension of execution fails;

then MiX Telematics shall be in default and in breach of the Agreement, and MTN SP shall be entitled, without prejudice to any other rights it may have including, but not limited to, those rights contained in clause 17, to terminate this Agreement and all other agreements between the parties.

19.2	Where appropriate, and without prejudice to any other of its rights, MTN SP will be entitled to initiate interdict proceedings to prevent any anticipated breach and/or further breach of this Agreement.

19.3	*

19.4	If MTN SP:

19.4.1	commits a breach of this Agreement by not providing the * and fails to remedy the breach within fourteen (14) days of receipt of written notice to do so; or

19.4.2	take steps to place itself, or is placed, in liquidation either voluntarily or compulsory, or under judicial management whether provisionally or finally or attempts to effect a compromise with its creditors or engages in a business rescue exercise; or

19.4.3	takes steps to deregister itself or is deregistered as a company; or

19.4.4	commits an act which could be an act of insolvency (as defined in the Insolvency Act 24 of 1936), if committed by a natural person; or

19.4.5

fails to satisfy judgment against it within thirty (30) days after it becomes aware of the judgment, except that if it provides evidence on an ongoing basis to the reasonable satisfaction of MiX Telematics that legal proceedings have been launched to appeal, review or rescind the judgment and to procure suspension of execution and that such proceedings are

Corporate Network Services Subscription Agreement	Page 23 of 44

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

being expeditiously pursued, the period of thirty (30) days shall run from the date that judgment becomes final or the attempt to procure the suspension of execution fails;

then MTN SP shall be in default and in breach of the Agreement, and MiX Telematics shall be entitled, without prejudice to any other rights it may have including, but not limited to, those rights contained in clause 17, to terminate this Agreement and all other agreements between the parties.

19.5	Where appropriate, and without prejudice to any other of its rights, MiX Telematics will be entitled to initiate interdict proceedings to prevent any anticipated breach and/or further breach of this Agreement.

19.6	*

20	Minor Breach of the Agreement

20.1	If a party breaches this Agreement (“the Defaulting Party”) other than as described in clause 19 then the other party (“the Aggrieved Party”) shall provide the Defaulting Party with written notice of the said breach. If the breach is not rectified within 30 (thirty) days of receipt of written notice of the said breach then the Aggrieved Party will be entitled to initiate the dispute procedure as set out in clause 17 in order to resolve the dispute.

20.2	Notwithstanding anything to the contrary contained within the Agreement no party may terminate this agreement for a breach of this Agreement other than for those breaches of the Agreement as set out in clause 19. Where the breach of the Agreement is not covered In clause 19 the only remedies available to the Aggrieved Party will be the option of damages and/or specific performance.

Corporate Network Services Subscription Agreement	Page 24 of 44

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

21	Consequences of termination

21.1	What is set forth hereunder shall be without prejudice to any other rights or remedies that the aggrieved party may have.

21.2	Upon termination of this Agreement for any reason whatsoever: -

21.2.1	*

21.2.2	*

21.2.3	On condition MiX Telematics continues to pay the Network Package Charges, MTN SP shall not be entitled to Deactivate from the Network any SIM Cards supplied by MTN SP to MiX Telematics, whether supplied pursuant to this Agreement or otherwise and all existing Network Services made available in terms of the Network Packages will remain accessible to the End User / MiX Telematics until the end of the Initial Period whereafter the Network Package may be cancelled;

21.2.4	It is recorded that should MTN SP not be able or not be willing to offer the Network Services to MiX Telematics, or should MiX Telematics elect to terminate the Network Packages in terms of 21.2.2, then MTN SP acknowledges that should MiX Telematics elect to Port or change all or some SIM Cards as a result of the termination of this Agreement, it will take significant time and expense on the part of Mix Telematics and as a result MTN SP specifically warrants that it will do everything in its power to assist MiX Telematics to ensure that the service to MiX Telematics is uninterrupted and error-free.

21.2.5	MiX Telematics and MTN SP shall provide all the administrative assistance, in order to facilitate the smooth termination of this Agreement; and

21.2.6	MiX Telematics shall immediately cease to use or display any marks or logos, whether registered or unregistered, or licensed, which are proprietary to MTN SP or MTN, and shall make or cause to be made, the necessary changes to its promotion and advertising material, to the satisfaction of MTN SP.

Corporate Network Services Subscription Agreement	Page 25 of 44

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

21.3	MTN SP and MiX Telematics hereby agree that any breach of this clause will result in MiX Telematics suffering damages which will be calculated according to the following formula:

22	Miscellaneous Matters

22.1	Notice address:

22.1.1	The parties hereby choose domicilia citandi et executandi for all purposed under this Agreement at the physical addresses set opposite their respective names in Annexure A.

22.1.2	Any notice to any party shall be addressed to such party at its domicilium and either sent by telefax (where a fax number is provided), by email, by registered post or delivered by hand. In the case of any notice is;-

22.1.3	sent by telefax, it shall be deemed to have been received, unless the contrary is proved, on the date of the successful transmission thereof if a business day, otherwise the following business day;

22.1.4	sent by email as a scanned signed image attachment, it shall be deemed to have been received, unless the contrary is proved, on the date that the respective Internet Service Provider confirms that the email was received by its systems;

22.1.5	delivered by hand, it shall be deemed to have been received, unless the contrary is proved on the date of delivery, provided such date is a business day or otherwise on the following business day

22.1.6	Delivered by registered post, it shall be deemed to be delivered 7 (seven) days after it was posted.

22.1.7	Any party shall be entitled, by updating Annexure A, to change its domicilium to another address in the Republic of South Africa, provided that the changes shall only become effective fourteen (14) days after service of the new Annexure A question.

22.2	Non-Waiver:

Any relaxation of any of the terms of the Agreement or any indulgence shown by any party to the other, shall in no way prejudice the rights of such party and shall not be construed as a waiver or novation thereof.

22.3	Severability of Contract:

In the event of any provision of this Agreement being invalid, such provision shall be regarded as severable from the remainder of the Agreement, which remainder shall remain of full force and effect.

22.4	Applicable Laws:

Notwithstanding any express or implied provisions herein to the contrary, this Agreement shall in all respects be governed, interpreted and implemented according to the laws of the Republic of South Africa.

Corporate Network Services Subscription Agreement	Page 26 of 43

SIGNATURE VERSION

22.5	Non-Assignment:

22.5.1	Neither party shall not cede any of its rights nor assign any of its obligations flowing from this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld.

22.6	Jurisdiction:

22.6.1	Subject to clause 18, should a party elect to institute proceedings in the High Court, the parties consent to the non-exclusive jurisdiction of the Witwatersrand Local Division.

22.7	Costs;

22.7.1	Each party shall bear that party’s own costs of and incidental to the negotiation, preparation, settling, signing and implementation of this Agreement.

22.7.2	Any costs incurred by a party arising out of the breach by another party of any of the provisions of this Agreement shall be borne by the party in breach on an attorney and client scale.

22.8	Whole Agreement:

This Agreement as read with the other documents referred to in this Agreement constitutes the entire contract between the parties and no amendment or consensual cancellation of this Agreement or any provision or term thereof, or extension of time, waiver, relaxation or suspension of any of the provisions or terms of this Agreement, shall be of legal efficacy save insofar as the same is reduced to writing and signed by the parties.

22.9	Signature:

Notwithstanding anything to the contrary, this Agreement shall be capable of being executed in one or more counterparts, each of which will be deemed as original and all of which together will constitute one and the same document and in establishing proof of the signature thereof, it shall not be necessary to produce more than one signed original counterpart together with photocopies of the remaining signed counterparts.

Corporate Network Services Subscription Agreement	Page 27 of 43

SIGNATURE VERSION

Signature Provisions

Signed at FAIRLANDS on this 11th day of SEPTEMBER 2009

As witnesses:

1.

for MTN Service Provider (Pty) Ltd
Duly Authorised
2.	Name: [Illegible]
Capacity: General Manager: Business Channels

Signed at Stellenbosch on this 15 day of December 2008

As witnesses:

1.

for MIX Telematics International (Pty) Ltd
Duly Authorised
2.	Name: Charles Tasker
Capacity: Managing Director

Corporate Network Services Subscription Agreement	Page 28 of 43

SIGNATURE VERSION

ADDENDUM

entered into between

MTN SERVICE PROVIDER (PROPRIETARY) LIMITED

Registration Number: 1993/002648/07

(“MTN SP”)

and

MIX TELEMATICS INTERNATIONAL (PROPRIETARY) LIMITED

T/A MIX TELEMATICS

Registration Number: 1963/006970/07

(“MIX Telematics”)

To amend the

CORPORATE NETWORK SERVICES SUBSCRIPTION

AGREEMENT

*

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

23 Annexure A – Party and Payment Details

This Party and Payment Details form is signed in terms of the Corporate Network Services Subscription Agreement concluded between MTN SP and MiX Telematics International (Pty) Ltd.

23.1	MTN SP

Full Name of Legal Entity	MTN Service Provider (Proprietary) Limited
Registration Number	1993/02648/07
Business Type:	Mobile Telecommunications Provider
Physical Address:	216 Fourteenth Avenue, Fairland, Roodepoort, 2195
Postal Address:	216 Fourteenth Avenue, Fairland, Roodepoort, 2195
Telephone Number:	011 911 5000	Fax Number:	011 911 5549

1st Mandated Signatory

Full Name:
ID Number:	Position:
Telephone Number:	Cell Number:
Email:	Fax Number:

Specimen Signature

23.2	MiX Telematics

Full Name of Legal Entity	Mix Telematics International (Proprietary) Limited t/a Mix Telematics
Registration Number	1963/006970/07
Business Type:	Technology Provider
Physical Address:	Blaauklip Office Park 2, Cnr Strand and Webersvalley Roads, Stellenbosch
Postal Address:	P.O. Box 12377, Die Boord, Stellenbosch, 7013
Telephone Number:	021 880 5500	Fax Number:	021 880 1942

Corporate Network Services Subscription Agreement	Page 29 of 43

SIGNATURE VERSION

*

Corporate Network Services Subscription Agreement	Page 33 of 44

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURE VERSION

*

Corporate Network Services Subscription Agreement	Page 34 of 44

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

24 Annexure B – Price List

*

*	Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

*	Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Private and Confidential

*

Engineering Package:

*

*	Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Corporate Network Services Subscription Agreement	Page 34 of 43

Private and Confidential

*

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Private and Confidential

26 Annexure D – Order Form

BLAAUWKLIP OFFICE PARK 2 | CNR STRAND & WEBERSVALLEY RD | 7660 STELLENBOSCH

PO BOX 12377 | DIE BOORD | 7613 STELLENBOSCH | SOUTH AFRICA

PHONE +27 860 103 834 | FAX +27 21 880 1942 (Bureau) / 1784 (Development/Marketing/Support)

ORDER FORM FOR MOBILE EQUIPMENT FROM MTN SP BY MIX TELEMATICS

1.	MTN SP Administrative Details

SEQ Number.	B041500B
Account Number:	A1315431
Email this Order Form To:	mtnsp@mtn.co.za

2.	MiX Telematics Administrative Details

New Application?	Y/N	Specify
Delivery Address:
Contact Tel No for Delivery			Contact Fax No for Delivery
Contact Email for Delivery			Contact Cell No for Delivery

3.	Equipment Details

Package	Handset	No. of Lines	Amount	IMEI No.	No. for Life	IS Port
					Y/N	Y/N
					Y/N	Y/N
					Y/N	Y/N
					Y/N	Y/N
					Y/N	Y/N
					Y/N	Y/N

4.	Signature

Name of (duly authorised) signatory
Signature
Date Signed	Place Signed

This order form is signed in terms of the Corporate Network Services Subscription Agreement concluded between MTN SP and Mix Telematics International (Pty) Ltd in XXXXXXXXX on the xx XXXXXXX 2008.

Incorporating OmniBridge	www.mixtelematics.com

[Illegible]

[Illegible]

[Illegible]

Corporate Network Services Subscription Agreement	Page 36 of 43

Private and Confidential

28 Annexure E – Activation Form

BLAAUWKLIP OFFICE PARK 2 | CNR STRAND & WEBERSVALLEY RD | 7660 STELLENBOSCH

PO BOX 12377 | DIE BOORD | 7613 STELLENBOSCH | SOUTH AFRICA

PHONE +27 860 103 834 | FAX +27 21 880 1942 (Bureau) / 1784 (Development/Marketing/Support)

ACTIVATION FORM FOR MOBILE EQUIPMENT FROM MTN SP BY MIX TELEMATICS

1.	MTN SP Administrative Details

SEQ Number.	B041500B
Account Number:	A1315431
Email this Order Form To:	mtnsp@mtn.co.za

2.	Activation / Deactivation Details

Mobile Number	Package	IMEI No.	Roaming Activation / de-activation	Date to commence Roaming (Activation / de-activation)	Activation / Suspension Sim Swap / Deactivation?	Date to activate / Deactivate etc

3.	Signature

Name of (duly authorised) signatory
Signature
Date Signed	Place Signed

This activation form is signed in terms of the Corporate Network Services Subscription Agreement concluded between MTN SP and Mix Telematics International (Pty) Ltd in Cape Town on the xx XXXXXXX 2008.

Incorporating OmniBridge	www.mixtelematics.com

[Illegible]

[Illegible]

[Illegible]

Corporate Network Services Subscription Agreement	Page 37 of 43

Private and Confidential

29 Annexure F – Conditions for sale of mobile device/s

The sale of Mobile Device/s by MTN SP to MiX Telematics at a subsidised price will depend on the following terms:-

a)	If either MiX Telematics or MTN SP cancel a Network Package for whatever reason before the end of the Initial Period or Renewal Period (as the case may be) (“Early Cancellation”), MTN SP will have the right to claim from MiX Telematics a refund if MiX Telematics received a subsidized Mobile Device with the Network Package, being the amount by which the Mobile Device was subsidized by MTN SP at the time that the Network Package was ordered by MiX Telematics (“handset subsidy”). MiX Telematics will have to pay all these amounts to MTN SP within 14 (fourteen) days of MTN SP’s demand.

b)	If MTN SP subsidized the price of the Mobile Device in clause a) above, MTN SP will be the owner until the end of the Initial Period or Renewal Period (as the case may be), or until MiX Telematics have paid the full amount of the Mobile Device handset subsidy set out in clause a) above, to MTN SP.

c)	MiX Telematics will be responsible for all loss or damage to the Mobile Device supplied by MTN SP, no matter how that loss or damage has been caused, from the time that the Mobile Device is delivered to MiX Telematics.

d)	MTN SP’s obligations for any warranties relating to the Mobile Device will depend on the extent of the warranty provided by the manufacturer of the Mobile Device. MiX Telematics will be responsible to pay all transport charges relating to any warranty claims made for replacement or repair of the Mobile Device.

e)	Faulty Mobile Devices:

i)	If MiX Telematics discovers any fault or defect in the Mobile Device within 7 (seven) days of receiving it, MiX Telematics must return the Mobile Device to MTN SP immediately in the same condition and packaging as the Mobile Device was delivered, along with the proof of purchase (the invoice and proof of delivery waybill documents).

f)	If MiX Telematics has not used the Mobile Device on the Network for more than the total period of time stated by MTN SP (this “talk time” time depends on the type of Mobile Device), MTN SP will replace the damaged/faulty Mobile Device. This will depend on the manufacturer’s warranty (if there is one).

g)	If MTN SP examines the Mobile Device and decides that it shows any signs of damage, then MTN SP will not be obliged to take the Mobile Device back, or to replace that Mobile Device. MiX Telematics will not have any claim against MTN SP in this case.

Corporate Network Services Subscription Agreement	Page 38 of 43

Private and Confidential

h)	If MiX Telematics requests MTN SP to repair the Mobile Device, all repairs will depend on the manufacturer’s warranty (if there is one). If the warranty does not cover the damage and repair, then MiX Telematics will have to pay for all repair costs as quoted by MTN SP before the repair will be done.

j)	If MiX Telematics has received/bought the Mobile Device/s from MTN Direct, it will carry a “14 day money back guarantee” as long as MiX Telematics returns the Mobile Device according to the following business rules;

i)	This “14 day money back guarantee” only applies to Mobile Devices supplied by MTN SP through its MTN Direct channel.

ii)	MiX Telematics must return the Mobile Device and all its accessories and SIM card, within 14 (fourteen) days of the date of delivery invoice, in its original packaging to an MTN SP Service Centre. Deliveries to MTN SP via courier will not be accepted, nor can MTN SP collect the Mobile Device from MiX Telematics.

iii)	MiX Telematics must also supply an original invoice and proof of delivery.

iv)	When the Mobile Device has been returned including accessories and SIM Card to the MTN SP Service Centre, MTN SP will inspect them, to check for any signs of damage and to check if the Mobile Device has been used to make or receive calls or SMS’s.

v)	If MTN SP decides that the Mobile Device or accessories show any sign of damage, or the Mobile Device has been used for longer than 15 (fifteen) minutes, MTN SP will not accept its return as this will void any manufacturer’s warranty. Mix Telematics will not have any claim against MTN SP in this case.

Corporate Network Services Subscription Agreement	Page 39 of 43

30 Annexure G: Service Level Agreement

24.11.08 MTN agreement with Mix Telematics-Signature	Page 40 of 43

31 Annexure H: Data support processes

31.1	APN support calls process:

31.1.1	Weekdays: 08H00 – 17H00

i.	Mix Telematics technical representative logs a call to MTN SP via Email businesswc@mtn.co.za

ii.	Mix Telematics will provide IS SR Number (IS would have already confirmed that line is up – DLCI Number):

iii.	An automated response reference number will be generated within 10 minutes. Mix Telematics can also phone in for an immediate reference.

iv.	Call will be forwarded to MTN SP data team for 1st level troubleshooting on the ci.co.za APN. If the issue is resolved, confirmation by Mix Telematics will be received by MTN SP. MTN SP will then notify Mix Telematics telephonically and via email of resolution and close the call. A technical report to be provided via email to Mix Telematics within 24 hours.

v.	If issue is not resolved, MTN SP data team will escalate the call within 2 hours. Mix Telematics will be notified that the call has been escalated.

vi.	If the APN is down, MTN SP will provide constant update every hour. If no update is received after 1 hour – Rodney Power from Mix Telematics will phone

vii.	When the issue is resolved, Mix Telematics will confirm this. MTN SP will then notify Mix Telematics telephonically and via email of resolution and close the call.

24.11.08 MTN agreement with Mix Telematics-Signature	Page 41 of 43

Private and Confidential

*

Corporate Network Services Subscription Agreement	Page 42 of 43

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Private and Confidential

*

Corporate Network Services Subscription Agreement	Page 43 of 43

* Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

MOBILE TELEPHONE NETWORKS

CDR File Specification

Author	: Gary Hau
Company	: Mobile Telephone Networks
Department	: Information Systems
Cell #	: 083 212 2223
Email	: Hau_g@mtn.co.za

CONFIDENTIALITY

No part of this document may be disclosed verbally or in writing, including by reproduction, to any third party without the prior written consent of Mobile Telephone Networks. This document, its associated appendices and any attachments remain the property of Mobile Telephone Networks and shall be returned upon request.

Corporate CDRFileSpec (2004-01-30)	Page 1 of 11

TABLE OF CONTENTS

1	INTERFACE METHOD	3

2	SERVER	3

3	THE CORPORATE CDR FILE LAYOUT	3

3.1	File Naming Convention	3

3.2	File Contents	4

3.3	Hash Total Algorithm	6

4	ERROR CODES FILE	6

4.1	File Naming Convention	6

4.2	File Contents	7

4.3	Example File	8

4.4	Error Codes	8

5	PROCESSED FILE	8

5.1	File Naming Convention	8

5.2	File Contents	8

Corporate CDRFileSpec (2004-01-30)	Page 2 of 11

Introduction

This document describes the interface between MTN and The Corporate.

The processes outlined in this document details the file specifications and file exception handling process for the daily CDR files.

Terminology

MSISDN	:	Mobile Station Integrated Services Digital Network. Commonly referred to as the cell number (073 / 083 number)
SLA	:	Service Level Agreement
CDR	:	Call Data Records
The Corporate	:	Company name

Document Version

Seq	Date	Comments
1	2002-04-29	Initial draft circulated for comment
2	2002-09-26	Added call type Datalive calls (GPRS)
3	2003-04-03	Added call type MT Billing Subscription (MTB)
4	2003-11-20	Increase call unit (duration) field to allow for MMS(Multi media message), allow for negative charge values, add original call charge field column.
5	2004-01-30	New call type Me2 U Transfer (M2U)

1	INTERFACE METHOD

Interfacing between MTN and The Corporate will be achieved using data files. The Corporate will be given access to a specific directory on a server located at MTN. This directory will only be accessible by MTN and The Corporate. MTN and The Corporate can both write and remove files from this directory.

2	SERVER

Server Name	:	APPSSRV4
Server IP Address	:	196.11.240.137
Directory Name	:	CDR/“The Corporate” (default directory where The Corporate connects to the server using the login provided by MTN)

3	THE CORPORATE CDR FILE LAYOUT

3.1	FILE NAMING CONVENTION

Naming convention CORPORATE_CDR_YYYYMMDD_NN.DAT where

Item	Data Type	Len	Definition	Added By	Comment
CORPORATE	Char	8	Corporate Name	MTN	Mandatory
YYYYMMDD	Date	8	File creation date	MTN	Mandatory YYYY is year of 0000 to 9999 MM is month of 01 to 12 DD is day of 01 to 31

NN	Number	2	File number	MTN	Defines the number of files per day
DAT	Char	3	File extension	MTN	Mandatory Constant

Corporate CDRFileSpec (2004-01-30)	Page 3 of 11

3.2	FILE CONTENTS

Created by MTN for The Corporate.

Contains The Corporate CDR details generated per MSISDN.

Fixed format ASCII text file.

Contains one header record only.

Header record must be first record in file.

Header record must contain ‘H’ in position 1 of the record.

Entire file rejected if no header record in first record.

Contains detail records from record 2 to record (last – 1).

Contains one trailer record only.

Trailer record must be last record in file.

Trailer record must contain ‘T’ in position 1 of the record.

Entire file rejected if no trailer record in last record.

Should an individual detail record be rejected the load process will continue.

Header Record Format

Entire file rejected if header record does not exist as the first record of the file.

Entire file rejected if header record does not contain these fields:

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Header Record Indicator	Char	1	1	1	H	MTN	Mandatory. Constant must be H.
Business Unit	Char	20	2	21	“The Corporate” CDR	MTN	Mandatory. Value = “The Corporate” CDR.
Detail Records Count	Numeric	10	22	31	9999999999	MTN	Mandatory. Total number of detail records in file. Integer only. No decimals. Left padded with 0. Right aligned. Example, file with 360 records has value 0000000360.
Sum of total call duration	Numeric	15	32	46	999999999999999	MTN	Mandatory. Total sum of call duration in seconds. Integer only. No decimals. Left padded with 0. Right aligned.
Hash Total	Numeric	10	47	56	9999999999	MTN	Mandatory.
							Calculated total to verify authenticity of file contents.
							Integer only.
							No decimals.
							Left padded with 0.
							Right aligned.

Corporate CDRFileSpec (2004-01-30)	Page 4 of 11

Detail record count must match number of detail records in file (number of records in file less 2).

Hash Total algorithm detailed in section 3.3

Detail Record Format

Each detail record rejected if it does not contain these fields:

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Dialling MSISDN Number	Numeric	11	1	11	27(7/8)3XXXXXXX where 27 = International Code 73/83 = Network Code XXXXXXX = Cell Number	MTN	Mandatory. Example, 27832001234.
Call Date	Date	8	12	19	YYYYMMDD	MTN	Mandatory.
Call Time	CHAR	8	20	27	23:59:59	MTN	Mandatory. Right aligned. Numeric. Left padded with 0. Example 12:03:59
Call Unit	Numeric	10	28	37	9999999999 seconds/ units/ bytes	MTN	Mandatory. Right Aligned. Duration or Unit or Byte
Call usage type	CHAR	3	38	40	RSA	MTN	Mandatory. Right Aligned. Example RSA, INT, ROA, DAT, FWD, SMS, GPR, MTB, MMS, M2U
Dialled MSISDN Number	Numeric	20	41	60	27(7/8)3XXXXXXX where 27 = International Code 73/83 = Network Code XXXXXXX = Cell Number	MTN	Mandatory. Example, 27832001234. Example for Data live (GPRS) calls, Internet Example for MTB calls MTN ICE subscription
Billing Period	CHAR	5	61	65	MMMYY	MTN	Mandatory. Example: JAN02
Call Charge	Numeric	8	66	73	99999 = Rands 99 = Cents	MTN	Mandatory. First 5 digits = rands. Last 2 digits = cents. Example: R235-21 = 23521 Allows for negative value.
Original call charge	Numeric	8	74	81	99999 = Rands 99 = Cents	MTN	Mandatory. First 5 digits = rands. Last 2 digits = cents. Example: R235-21 = 23521 Allows for negative value.

Corporate CDRFileSpec (2004-01-30)	Page 5 of 11

Descriptions of call types:

Call Type	Call Type Description	Call Unit
DAT	Data Carrying CDUs	Seconds
FWD	Forwarded Calls	Seconds
GPR	Gprs Calls	Units – will be bytes when MMS goes live Currently 20kb = 1 unit
INT	International Calls	Seconds
ROA	Roamed Calls	Seconds
RSA	Local & National Calls	Seconds
SMS	Short Messages	Seconds
MTB	MT billing subscription	Seconds
MMS	Multi Media Message	Bytes (Size of the message)
M2U	Me 2 U Transfer	0

Trailer Record Format

Entire file rejected if trailer record does not exist as the last record of the file.

Entire file rejected if trailer record does not contain these fields:

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Trailer Record Indicator	Char	1	1	1	T	MTN	Mandatory Constant must be T

3.3	HASH TOTAL ALGORITHM

The Enrolment Hash Total is calculated according to this algorithm.

T1 = 5th number in Dialling MSISDN Number for all detail records

T2 = 6th number in Dialling MSISDN Number for all detail records

T3 = 7th number in Dialling MSISDN Number for all detail records

T4 = 8th number in Dialling MSISDN Number for all detail records

T5 = 9th number in Dialling MSISDN Number for all detail records

T6 = 10th number in Dialling MSISDN Number for all detail records

T7 = 11th number in Dialling MSISDN Number for all detail records

T8 = 1st digit of (T1 + T3 + T5 + T7)

T9 = last digit of (T2 + T4 + T6)

T10 = 1st digit of T8 * T9

Hash Total = Sum T10 for all detail records.

4	ERROR CODES FILE

4.1	FILE NAMING CONVENTION

Naming convention CORPORATE_CDR_ERROR_CODES_YYYYMMDDHHMISS.DAT where

Item	Date Type	Len	Definition	Added By	Comment
CORPORATE	CHAR	8	Corporate name	MTN	Mandatory
YYYYMMDDHHMISS	Date	8	File creation date	MTN	Mandatory. YYYY is year of 0000 to 9999. MM is month of 01 to 12. DD is day of 01 to 31. HH is hour of 00 to 23. Ml Is minute of 00 to 59. SS is second of 00 to 59.
DAT	Char	3	File extension	MTN	Mandatory Constant

Corporate CDRFileSpec (2004-01-30)	Page 6 of 11

4.2	FILE CONTENTS

Created by MTN for The Corporate

Contains the fist of error codes and a meaningful message.

Fixed format ASCII text file.

Contains one header record only.

Header record will always be first record in file.

Header record will contain ‘H’ in position 1 of the record.

Contains one trailer record only.

Trailer record will always be last record in file.

Trailer record will contain ‘T’ in position 1 of the record.

Header Record Format

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Header Record Indicator	Char	1	1	1	H	MTN	Constant must be H.
Detail Records Count	Numeric	6	2	7	999999	MTN	Total number of detail records in file. Mandatory. Integer only. No decimals. Left pad with 0. Example: file with 360 records has value 000360

Detail Records Count must match number of detail records in file (number of records in file less 2).

Detail Record Format

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Error No	Numeric	2	1	2		MTN	Mandatory. Integer only. No decimals. Left padded with 0. Right aligned.
Error Message	Char	80	3	82		MTN	Mandatory. Detailed description of code.

Trailer Record Format

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Trailer Record Indicator	Char	1	1	1	T	MTN	Constant must be T

Corporate CDRFileSpec (2004-01-30)	Page 7 of 11

4.3	EXAMPLE FILE

H000010

01 INCORRECT FILENAME

02 NO HEADER RECORD

03 NO TRAILER RECORD

04 NUMBER OF DETAIL RECORDS INCORRECT

05 HASH TOTAL INCORRECT

06 MANDATORY FIELD IS NULL

07 INVALID ENTRY IN RECORD

96 ERROR READING FILE

97 DETAIL RECORD SUCCESSFULLY PROCESSED

98 FILE PARTIALLY PROCESSED

99 ENTIRE FILE SUCCESSFULLY PROCESSED

T

4.4	ERROR CODES

Error No	Error Message	Error Type
1	INCORRECT FILENAME	File Error Code
2	NO HEADER RECORD	File Error Code
3	NO TRAILER RECORD	File Error Code
4	NUMBER OF DETAIL RECORDS INCORRECT	File Error Code
5	HASH TOTAL INCORRECT	File Error Code
6	MANDATORY FIELD IS NULL	Detail Record Error Code
7	INVALID ENTRY IN RECORD	Detail Record Error Code
96	ERROR READING FILE	File Error Code
97	DETAIL RECORD SUCCESSFULLY PROCESSED	Detail Record Error Code
98	FILE PARTIALLY PROCESSED	File Error Code
99	ENTIRE FILE SUCCESSFULLY PROCESSED	File Error Code

5	PROCESSED FILE

Contains error records only.

5.1	FILE NAMING CONVENTION

Processed file will be named <ORIGINAL FILENAME>. <FILE ERROR CODE> where

Item	Date Type	Len	Definition	Added By	Comment
ORIGINAL FILENAME	Char	43	Original name of file created by MTN	THE CORPORATE	Mandatory.
FILE ERROR NO	Numeric	2	Error No as per error codes defined	THE CORPORATE	Mandatory. As per error codes file. Right aligned. Left padded with 0.

5.2	FILE CONTENTS

Created by The Corporate for MTN.

Contains a valid error no for all error detail records.

Corporate CDRFileSpec (2004-01-30)	Page 8 of 11

Fixed format ASCII text file.

Contains one header record only.

Header record must be first record in file.

Header record must contain ‘H’ in position 1 of the record.

Entire file rejected if no header record in first record.

Contains detail records from record 2 to record (last – 1).

Contains one trailer record only.

Trailer record must be last record in file.

Trailer record must contain ‘T’ in position 1 of the record.

Entire file rejected if no trailer record in last record.

Header Record Format

Entire file rejected if header record does not exist as the first record of the file.

Entire file rejected if header record does not contain these fields:

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Header Record Indicator	Char	1	1	1	H	THE CORPORATE	Constant must be H.
Detail Records Count	Numeric	10	2	11	9999999999	THE CORPORATE	Mandatory. Total number of detail records in file. Integer only. No decimals. Left padded with 0. Right aligned. Example: file with 360 records has value 0000000360
Hash Total	Numeric	10	12	21	9999999999	THE CORPORATE	Mandatory. Calculated total to verify authenticity of file contents. Integer only. No decimals. Left padded with 0. Right aligned.

Detail record count must match number of detail records in file (number of records in file less 2).

Hash Total algorithm detailed in section 3.3

Corporate CDRFileSpec (2004-01-30)	Page 9 of 11

Detail Record Format

Each detail record rejected if it does not contain these fields:

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Dialling MSISDN Number	Numeric	11	1	11	27(7/8)3XXXXXXX where 27 = international Code 73/83 = Network Code XXXXXXX = Cell Number	THE CORPORATE	Mandatory. Example, 27832001234.
Call Date	Date	8	12	19	YYYYMMDD	THE CORPORATE	Mandatory.
Call Time	CHAR	8	20	27	99:99:99	THE CORPORATE	Mandatory. Right aligned. Numerics Left padded with 0. Example 12:03:59
Call Unit	Numeric	10	28	37	9999999999 seconds/ units/ bytes	THE CORPORATE	Mandatory. Right Aligned. Duration or Unit or Byte
Call usage type	CHAR	3	38	40	RSA	THE CORPORATE	Mandatory. Right Aligned. Example RSA, INT, ROA, DAT, FWD, SMS, GPR, MTB, MMS, M2U
Dialled MSISDN Number	Numeric	20	41	60	27(7/8)3XXXXXXX where 27 = International Code 73/83 = Network Code XXXXXXX = Cell Number	THE CORPORATE	Mandatory. Example, 27832001234. Example for Data live (GPRS) calls, Internet Example for MTB calls MTN ICE subscription
Billing Period	CHAR	5	61	65	MMMYY	THE CORPORATE	Mandatory. Example: JAN02
Call Charge	Numeric	8	66	73	99999 = Rands 99 = Cents	THE CORPORATE	Mandatory. First 5 digits = rands. Last 2 digits = cents. Example: R235-21 = 23521 Allows for negative value
Original call charge	Numeric	8	74	81	99999 = Rands 99 = Cents	THE CORPORATE	Mandatory. First 5 digits = rands Last 2 digits = cents. Example: R235-21 = 23521 Allows for negative value
Return Code	Numeric	2	82	83		THE CORPORATE	Mandatory. Integer only. No decimals. Right aligned. Left padded with 0. Codes as per error codes file.

Corporate CDRFileSpec (2004-01-30)	Page 10 of 11

Trailer Record Format

Entire file rejected if trailer record does not exist as the last record of the file.

Entire file rejected if trailer record does not contain these fields:

Field Name	Data Type	Len	From	To	Format	Created By	Comments
Trailer Record Indicator	Char	1	1	1	T	THE CORPORATE	Mandatory. Constant must be T.
Total successful records loaded	Numeric	10	2	11	9999999999	THE CORPORATE	Contains no of detail records successfully loaded. Mandatory. Integer only. No decimals. Right aligned. Left padded with 0.
Total no of rejected records	Numeric	10	12	21	9999999999	THE CORPORATE	Contains no of rejected detail records. Mandatory. Integer only. No decimals. Right aligned. Left padded with 0.
Sum call duration	Numeric	15	22	36	99999999999 9999	THE CORPORATE	Contains sum of all call duration records successfully processed. Mandatory. Integer only. No decimals. Right aligned. Left padded with 0.

Corporate CDRFileSpec (2004-01-30)	Page 11 of 11

ANNEXURE “G”

MTN NETWORK SOLUTIONS (PTY) LTD & MTN SERVICE PROVIDER (PTY) LTD [jointly known as MTN-BUSINESS]

SERVICE LEVEL AGREEMENT FOR MIX TELEMATICS

Confidential Information

All information contained herein is to be regarded as highly confidential and may not be disclosed to any third party without the prior written authorisation of MTN BUSINESS

SERVICE LEVEL AGREEMENT

Approvals

Name	Business Unit	Signature

Mike Brierley	MTN Network Solutions

Lynne Orrock	MTN Network Solutions

Wayne Locker	MTN Network Solutions

Dion Williams	MTN Network Solutions

Trevor Naidoo	MTN Network Solutions

James Rutherfoord	MTN Service Provider

Louw van Wyk	MTN Service Provider

Zanele Radebe	MTN Service Provider

MIX TELEMATICS

MIX TELEMATICS

MIX TELEMATICS

MIX TELEMATICS

MIX TELEMATICS

Distribution

Name	Business	Telephone	E-mail
Mike Brierley	MTN Network Solutions	+27 11 911 5421	mikeb@mtnns.net
Trevor Naidoo	MTN Network Solutions	+27 83 200 0668	trevorn@mtnns.net
Lynne Orrock	MTN Network Solutions	+27 11 911 5509	lynneo@mtnns.net
Wayne Locker	MTN Network Solutions	+27 11 911 5415	waynel@mtnns.net
MIX TELEMATICS
MIX TELEMATICS MIX TELEMATICS MIX TELEMATICS MIX TELEMATICS MIX TELEMATICS

Definitions

The following definitions apply in addition to those in contained in the main agreement between the parties:

APN	Access Point Network

Blacklisting	the deactivation of a Terminal Equipment and/or SIM Card thereby making it unusable on the Network

MIX TELEMATICS	Mix Telematics and/or any End User

GPRS	General Packet Radio Services

Jitter	is an indicator of the variation in the time between packets arriving at a site

MTN NS	MTN Network Solutions (Pty) Ltd

MTNSP	MTN Service Provider (Pty) Ltd

MTN NS Call Centre	MTN NS helpdesk, available 24 hours a day, 7 days a week

Monthly	refers to a calendar month

Network Performance	means the performance of the Network as measured against specific targets for specific parameters

SIM swap	that occurs when an existing SIM Card is faulty or damaged and accordingly cannot be used to obtain Network Services and is exchanged for another SIM Card.

SLA	Service Level Agreement being this document

MTN	Mobile Telephone Networks (Pty) Ltd

POS Device	Point of Sale device

VPN	Virtual Private Network

Cisco Tac	The Cisco centralized support desk

Packet Delivery	is an indicator of network loading, packet loss influences delay and network performance

Service Credits	means a credit of the charges which MIX TELEMATICS may claim from MTN NS if MTN NS fails to meet a service level guarantee

Business Hours	means 08:00 to 18:00 on weekdays and excludes public holidays

PoP	Point of Presence on the MTN Network

Qualifying Fault	means a Severity 1 failure resulting in a total loss of service to a site or circuit

PURPOSE OF THE SERVICE LEVEL AGREEMENT

To:

Delineate service level guarantees for services provided to MIX TELEMATICS

Identify roles and specify responsibilities of the parties

Detail problem resolution paths for the parties hereto

Detail and specify support and maintenance service levels

Detail change control procedures

Detail Service credit calculations

SERVICES SUPPORTED

Supported Services under the SLA are:

VPN management

Internet Bandwidth management – local and international

Cisco Pix Firewall support

Hardware support

Hosting (if selected in the future)

SERVICES NOT INCLUDED

Services not Included under this SLA are:

GPRS APN Management

FUNCTIONAL ROLES AND SERVICE RESPONSIBILITIES

The following roles are assigned to each party:

Party		Functional Role	Service Responsibility
1	Delivery of: • Terminal equipment • SIM Cards • Accessories	72 hours	Subject to terminal equipment availability as per MTNSP/ The CUSTOMER quarterly forecast Due t
+ 12 hours

Where stock is not available:

•     MTNSP will immediately notify customer and offer alternative comparable devices which are immediately available for delivery within the specified service level time frame.

Should a customer not accept any alternative offered by MTN:

•     MTNSP will place the item on priority back order

•     MTNSP to provide estimated delivery of back order item

•     Delivery period for Back order items will be kept as short as possible

2	Activation / cancellation of: 1. SIM Cards 2. Call line identity 3. Itemised billing 4. Loading data bundles 5. Other Value Added Services	72 hours for activation	• Receipt of an activation request form from customer	N/A	N/A
3	International call activation/ deactivation	48 hours	• Receipt of written request via email to businesswc@mtn.co.za from Mix Telematics and subject to MTN SP’s approval and deposit requirements

4	International Roaming activation / deactivation	7 days for activation & 48 hours for deactivation	• Receipt of written request via email to businesswc@mtn.co.za from MiX Telematics and subject to MTN SP’s approval and deposit requirements

5	Data services activation	24 hours	• Receipt of an activation request form from customer	N/A	N/A

6	SIM Swap – Including Warranty	48 hours on request including SIM number, 72 hours on request of supply of new sim card allowing an additional 8 hours for mediation	• Receipt of activation request from customer	N/A	N/A
7	Internal transfer of ownership of agreements	24 hours	• Must be received prior to 10th of any month • To be action at following bill run	N/A	N/A

8	SIM SWAP	24 hours	1. Receipt of valid written notice from customer if lost, stolen or faulty	N/A	N/A
9	SIM card: • Suspension • Re-activation	24 hours 24 Hours	1. Receipt of valid written notice 2. Receipt of valid written notice	N/A	N/A
11	Warranty repairs or replacement of hardware		Terms – 24 month warranty from date of signed proof of delivery to MiX Telematics of terminal equipment by MTN SP
11.1	Out of box failures (In Warranty
	OBF hardware delivery timelines	120 Hours 5 Days	From receipt of request
11.2	Repairs in warranty period
11.2.1	Repair internally by MTN	120 Hours 5 Days	From receipt of request

11.2.2	Requirement to be repaired external manufacturer	Add 120 Hours (5 Days) 10 Days	• From receipt of request • MTN to notify customer of additional resolution time within the first 5 days

11.3	Repairs not covered by warranty terms		•

11.3.1	Repaired internally by MTN	120 Hours 5 Days	• From receipt of payment or Company Purchase Order

11.3.2	Requirement to be repaired by external manufacturer	Add 120 Hours (5 Days) 10 Days	• From receipt of payment or Company Purchase Order • MTN to notify customer of additional resolution time within the first 5 days

Quality of repair processes

12	Internal transfer of ownership of agreements	24 hours	• Must be received prior to 10th of any month • To be action at following bill run	N/A	N/A

13	SIM SWAP	24 hours	• Receipt of valid written notice from customer if lost, stolen or faulty	N/A	N/A

14	SIM card; • Suspension • Re-activation	24 hours 24 hours	1. Receipt of valid written notice 2. Receipt of valid written notice

15	Blacklisting of stolen equipment	24 hours	• Receipt of valid SAPS case number

16	Monthly Bill Pack (Statement, Invoice summary and itemized billing)	10 days	Following the monthly bill run of the applicable month	N/A	N/A

17	Resolution of query (Communication of resolution)	24 hours

•     After receipt of query (Unless restriction due to billing system process / month end)

•     Additional 24 hours to be added should query coincide with a MTNSP Billrun – to be communicated to customer with revised resolution time.

				N/A	N/A

18	Service Levels Reporting	10th of each month	Service Levels contained herein will be monitored and reported on by each party

19	Service Review Meetings	Quarterly	Parties will hold quarterly meetings to review the service performance detailed herein

Blacklisting of stolen equipment Business Rules	Blacklisting will be available between 07.00 am and 20.00 from Mondays to Saturdays and 08.00am to 17.00pm on Sundays due to ITC database being closed for updates
CORPORATE CONTRACTS – QUERY ESCALATION PROCEDURE (applies where delivery of service levels contained herein are overdue by more than 12 hours and applies to Corporates only)
The current names and contact details of the MTN SP representatives will be provided to the Customer.

Type of Query	Designation of MTN SP representative	If not resolved within 12 hours of referral – 1st Tier Escalation:	If not resolved within 12 hours of referral – 2nd Tier Escalation:	If not resolved within 12 hours of referral – 3rd Tier Escalation:
Customer Service / Operational	Account Manager	Corporate Services Supervisor	Corporate Services Manager	General Manager Business Operations
Credit Management		Corporate Collections Supervisor	Corporate Operations Manager	General Manager Business Operations
Corporate Sales		National Accounts Manager (Public Sector)	National Key Accounts Manager	General Manager Corporate Sales
HVRC		Senior Admin Lead	Senior Operations and Logistics Manager	Financial Director

FAULT RESOLUTION

The MTN NS Call Centre is available 24x365 and answers all calls relating to service delivery, such as installation queries, service outages, and service assurance issues pertaining to all the facets of the network. In addition to answering calls, the Call Centre proactively monitors all MTN NS core and clients infrastructure and will notify the Tin terms of the reporting guarantees contained in this SLA in the event of disruptions that will affect the delivery of service to MIX TELEMATICS.

All answered calls are logged in the Remedy (call management) system, tickets are generated with reference numbers and e-mailed to respective clients. Continuous e-mail updates on the resolution of the fault are also sent to MIX TELEMATICS. Handling of queries is done through an escalation process, Level 1 offering the first customer contact, and Level 3 being the highest level handling complex issues. MTN NS Technical Support is divided into the following levels of support according to Cisco’s Audit guidelines:

The 1st level support engineers are responsible for:

Monitoring of client and MTN NS core networks.

Resolving known problems through basic troubleshooting expertise.

Fielding, logging, escalation and tracking of all calls until resolution.

Providing feedback to clients.

Providing general product information, hardware and software configuration, installation and update support.

All calls are logged and tracked in Remedy with each update

Level 2 Engineers offer:

Support and maintenance of client network infrastructure and resolution of complex problems escalated by level 1

On-site assistance if required.

Level 3 Senior Network Engineers are responsible for:

Support and maintenance of core infrastructure.

Determination of Product defects.

Provision of lab simulation and interoperability and compatibility testing for new Software and Equipment releases prior to deployments.

Major project rollouts.

Advanced Support, remote diagnoses of problems.

Logging of TAC cases with Cisco.

Flow chart for fault reporting

*

*	Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

INFORMATION REQUIRED WHEN LOGGING TICKETS

The following Information will be required at the time of logging a call with the MTN NS Call Centre:

Customer name

Contact Person

Contact Telephone Number

E-mail address

Detailed description of problem

Severity Level

Impact to business

SEVERITY LEVELS

Below is a table giving guidelines as to the severity level that will be associated to each ticket logged.

Severity 1:	•	Failure resulting in MIX TELEMATICS’s network being down causing critical impact to business operations if service is not restored quickly.

	•	No workaround available

Severity 2:	•	Slow international or local peering

	•	Loss of connectivity of individual branches due to access circuits

	•	Failure resulting in MIX TELEMATICS’s network being severely degraded causing significant impact to business operations.

	•	No workaround available

Severity 3:	•	Client Requested Changes

	•	Failure resulting in MIX TELEMATICS’s network being degraded.

	•	Network functionality is noticeably impaired but most business operations continue

Severity 4:	•	Requests for information

• Prices

• Technology updates

• Reports

ESCALATION PROCEDURES

If MIX TELEMATICS wishes to escalate a problem, either because of the urgency of the problem, or because it feels that the problem is not being given the priority it deserves, the following procedure must be followed:

Contact the Call Centre with the reference number and request that the call be escalated. If for whatever reason MIX TELEMATICS feels this to be inappropriate, the Call Centre Manager, Network Manager or Client Services Manager can be contacted directly instead. The Call Centre Manager will take the necessary steps to ensure that the call receives the appropriate priority and/or attention.

The escalation contacts and procedures are as follows:

Responsibility	Escalation Contacts	Telephone	E-Mail
Logging of tickets and first line support	Call Centre Support Engineers	0860 11 0860	support@mtnns.net
Call Centre Manager	Dion Williams	+27 11 911 5466	dionw@mtnns.net
Network Manager	Trevor Naidoo	+27 11911 5472	trevorn@mtnns.net
Client Services Manager	Wayne Locker	+27 11 911 5415	waynel@mtnns.net

			Client Response Time Escalation			Client Resolve Time Escalation			Updates to clients
Severity Level	Response Time	Mean Time to repair	Service Centre Manager	Network Manager	Client Services &	NOC Manager	Network Manager	Client Services & Technical Managers

1	15 min	RT + 60 min	15 min	20 min	30 min	RT + 30 min	RT + 45 min	RT + 60 min	30 min
2 - Ext Line faults	30 min	RT + 4 hours	30 min	45 min	60 min	RT + 3 hours	RT + 4 Hours	RT + 6 Hours	60 min
2 - Line Faults only	30 min	RT + 8 hours	30 min	45 min	60 min	RT + 6 hours	RT + 8 Hours	RT + 12 Hours	2 hours
3	30 min	RT + 12 hours	30 min	1 hour	2 hours	RT + 8 hours	RT + 12 hours	RT + 24 hours	4 hours
4	30 min	RT + 96 hours	30 min	2 hours	4 hours	RT + 48 hours	RT + 72 hours	RT + 96 hours	daily

Response Time (RT)		The time taken once MTNNS has been notified; either by the client or MTNNS monitoring systems; to the time the client receives notification that MTNNS is attending to the problem
Mean Time to Repair		The estimated time to resolve a fault or request.

LOCATION OF MTN NS SUPPORT CENTRES

MTN NS has a single centralised Call Centre situated in Sandhurst Johannesburg. In the case of a disaster all monitoring systems can be accessed remotely from any location on the MTN NS Network.

MTN NS National Support offers onsite services as follows:

On Site response in Gauteng, Cape Town, Durban, Port Elizabeth and East London.

MTN Radio Engineers are used in all other regions for replacement of routers. All MTN RF Engineers have been Telco trained and have had basic Cisco training.

Remedial spares carried in all regions

Two types of service on offer (selected by the client):

8x5x4 where MTN NS carries spares or equipment at the region

Engineer on site within 4 hours if reported before 13:00

NBD (Next Business Day):

Replacement parts or equipment delivered the next business day

NEW SERVICES

Ordering Procedure

1.	MIX TELEMATICS’s authorised representatives may at any time order services from MTN NS by submitting and signing a Schedule of Services (SoS).

2.	The SoS should be sent by fax to the MTN NS designated MIX TELEMATICS account manager or by asking the account manager to collect the signed SoS from MIX TELEMATICS offices.

3.	MTN NS shall acknowledge receipt of the SoS from MIX TELEMATICS within one (1) hour of its receipt.

4.	Should the service ordered be a new GPRS APN, MTN NS will provision the APN within 48 hours (excluding weekends).

5.	For provisioning of ADSL users MTN NS will complete such provisioning within 24 hours (excluding weekends).

6.	For the installation of access connectivity the installation guarantee below will apply.

Installation Guarantee

1.	For internet access other than GPRS services and for leased line circuits for GPRS, MTN NS guarantees to order the service from Telkom within 24 hours (excluding weekends) and have the installation of all the MTN NS services and activation of a MTN NS port completed within 30 business days. This applies for 64Kbps or larger capacity services and upgrades.

2.	MTN NS’s Circuit Installation Guarantee specifically excludes any infrastructure that is owned, managed, or installed by Telkom.

3.	MIX TELEMATICS commits that it shall not delay the installation of the services in any manner whatsoever.

4.	For purposes of this guarantee the number of days shall be calculated from the date on which MTN NS receives all of the documentation from MIX TELEMATICS needed to process the installation.

5.	This Circuit Installation Guarantee is not applicable in the case of an installation delay where the delay is attributable to one or more of the following:

•	MIX TELEMATICS’s equipment

•	An act or omission of MIX TELEMATICS, its employees or agents

•	Reasons of Force Majeure as defined in the main agreement between the parties

•	An act or omission of Telkom

5.	If MTN NS fails to meet this Circuit Installation Guarantee, MIX TELEMATICS’s account shall be credited with an amount equal to 50% of MTN NS’s standard installation charge for the service with respect to which this guarantee has not been met.

6.	MTN NS will use its best endeavours to ensure that the Telkom circuits are installed as soon as possible and to obtain alternate wireless connectivity from MTN or ADSL connectivity from Telkom as an interim measure should it become necessary to do so. MIX TELEMATICS has indicated that under such circumstances it will make use of reduced circuit capacities of 512Kpbs during its testing phase.

LIST OF AUTHORISED REPRESENTATIVES

(A)	MTN NS Contact Person(s)

Account Manager:

Name: Marla Mendes

Position: Sales Manager: Strategic Accounts

Office Address: 1 Commerce Square, 39 Rivonia Rd, Sandhurst

Telephone Number: +27 11 3911 5508

Mobile Telephone Number: + 27 83 222 0002

Fax Number: +27 11 911 5443

(B) MIX TELEMATICS’s Contact Persons

(i)

Name:

Position:

Office Address:

Telephone Number: +27 11

Mobile Telephone Number:

Fax Number:

(ii)

Name:

Position:

Office Address:

Telephone Number: +27 11

Mobile Telephone Number:

Fax Number

FAULT REPORTING GUARANTEE

(APPLICABLE TO MTN NS CORE NETWORK AND IP CONNECT CIRCUIT BUT NOT TO LAST MILE ACCESS CIRCUITS)

1.	MTN NS guarantees that the person nominated by MIX TELEMATICS will be notified by SMS / e-mail or telephonically within 30 minutes of it coming to MTN NS’s attention that MIX TELEMATICS’s service is unavailable.

2.	MTN NS’s standard procedure is to monitor the status of all circuits terminating on the core, access and distribution routers. When the status of the circuit changes from active to inactive, MTN NS will deem the service unavailable and will contact MIX TELEMATICS’s designated point of contact

3.	This Reporting Guarantee is only available for services provided entirely on the MTN NS network.

4.	It is the responsibility of MIX TELEMATICS to provide accurate and current contact information to be used for reporting purposes, MTN NS’ obligations under this Reporting Guarantee will no longer be applicable should the contact information which MIX TELEMATICS has supplied be out of date or inaccurate due to an act or omission of MIX TELEMATICS.

5.	MTN NS’s obligations with regard to the Reporting Guarantee shall not be applicable if MTN NS’ failure to comply is due to reasons of Force Majeure.

6.	If MTN NS fails to meet this Reporting Guarantee MIX TELEMATICS will be entitled to request that MIX TELEMATICS’s account be credited with an amount equal to the pro rata charge for one day of the monthly fee for the service with respect to which this Guarantee has not been met, provided that MIX TELEMATICS may obtain no more than one credit per day irrespective of how often in that day MTN NS failed to meet the Reporting Guarantee.

REDUNDANCY FOR GPRS APN SERVICES

MTN NS will do the SIM associations at the request of MIX TELEMATICS to two different APNs to provide some redundancy. However, the configuration of equipment to failover to an alternate APN is the responsibility of MIX TELEMATICS and at this time is not automated. MTN is in the final stages of testing an automated redundant solution and MTN NS undertakes to advise MIX TELEMATICS as soon as it is available.

MTN NS NETWORK DESIGN

(APPLICABLE TO MTN NS CORE NETWORK ONLY)

MTN NS clients can elect to connect, in the major regions, via Dual Connect in the access layer of the network. The Dual Connect Solution coupled with the Differentiated Services Model for QoS (Quality for Service), ensures optimal uptime across the core network.

MTN NS has a well defined approach to continuous improvement of the infrastructure. This has been achieved by ensuring that the architecture of the network is modular, and thus can facilitate technological improvements without affecting the operation of the network.

The diagram below represents the MTN NS network design model that enables MTN NS to continuously adapt to new technologies and implement improved architecture without disrupting the network, whilst maintaining backward compatibility to services already deployed.

*

The main principle adopted is that of defining access modules that interface seamlessly into a highly integrated core network. This allows new access technologies to be added to the network as they become viable to deploy. Upgrading the core infrastructure can be achieved, without disruption, due to the fact that the core is fully redundant.

MTN NS NETWORK PERFORMANCE AVAILABILITY GUARANTEE

(APPLICABLE TO MTN NS CORE NETWORK ONLY)

1.	MTN NS guarantees that MIX TELEMATICS will enjoy 99.8% availability of the MTN NS network in respect of co-location/hosting and 99.65% on Internet connectivity.

2.	MTN NS will credit MIX TELEMATICS if it fails to meet this Availability Guarantee during any given calendar month.

3.	It is specifically recorded that Mobile Data Products are not covered under this SLA.

4.	MTN NS will calculate MIX TELEMATICS’s “Network Unavailability” for any calendar month.

5.	“Network Unavailability” is the number of minutes that the MTN NS was not available to MIX TELEMATICS, but will not include unavailability resulting from:

•	MTN NS scheduled Network maintenance (outside of normal working hours and with notice of at least 24 hours),

•	The MIX TELEMATICS applications, equipment, or facilities,

•	Acts or omissions of MIX TELEMATICS, or any use of the service authorised by MIX TELEMATICS

•	Reasons of Force Majeure as defined in the main agreement between the parties

a.	Any component within the MTN NS network that is owned or maintained by Telkom

b.	Any act or omission of Telkom

*	Material omitted pursuant to a request for confidential treatment and filed separately with the Commission.

4.	For each accumulative hour or part thereof of Network Unavailability, in that MTN Network Solutions does not comply with this guarantee, in any calendar month, MTN Network Solutions will credit MIX TELEMATICS’s account with an amount equal to the pro rata charge for one day of the monthly fee for the service with respect to which this Guarantee has not been met.

5.	MTN NS has designed a calculator for MIX TELEMATICS (attached hereto) in terms of which MIX TELEMATICS can allocate weightings to branches, services and critical times. This calculator will be used to calculate all service credits.

6.	The following procedure will be adhered to:

6.1	MTN NS will, on the date of a Failure Event as defined in the calculator and using the calculator, determine whether MTN NS has met the minimum service level guarantees for MIX TELEMATICS.

6.2	Should MTN NS have failed to meet the minimum service levels it will provide a copy of the calculation done in terms of 6.1 to MIX TELEMATICS within 7 days.

6.3	Should MIX TELEMATICS believe that MTN NS has failed to meet the minimum service levels it will also be entitled to request that MTN NS provide it with a calculation done in terms of 7.1 within 7 (seven) days from such request.

7.	Notwithstanding anything contained in the services agreement between MIX TELEMATICS, MTN NS and MTN SP, should MTN NS and MTN SP fail to meet this guarantee in any two consecutive months or three times in any twelve month rolling period then MIX TELEMATICS will be entitled to terminate all its services with MTN and MTN SP on 30 (thirty) days notice.

MEASUREMENT OF DOWNTIME

The measurement of Downtime starts when a Qualifying Fault is reported to MTN NS’s Call Centre by MIX TELEMATICS or MTN NS notifies MIX TELEMATICS of a Qualifying Fault in accordance with the fault reporting procedures set out herein and MIX TELEMATICS is issued with a fault report reference number (“trouble ticket” number). The measurement of Downtime for the purpose of calculating Service Credits ends when the fault is cleared by MTN NS.

MTN NS will inform MIX TELEMATICS when the fault is cleared, and will dose the trouble ticket when either MIX TELEMATICS confirms within 20 minutes that the fault Is cleared; or

MTN NS has attempted and failed to contact MIX TELEMATICS or MTN NS has attempted to report the fault as cleared and MIX TELEMATICS fails to respond within 20 minutes.

If, within 20 minutes of being confirmed, MIX TELEMATICS confirms that the fault is not cleared, the trouble ticket will remain open, and Downtime will be adjusted accordingly.

Measurement of Downtime for Qualifying Faults not yet cleared at the end of the local Business Hours or will be suspended and resumed at the beginning of the next Business Day.

Measurement of Downtime for Qualifying Faults reported outside of local Business Hours will start at the beginning of the next Business Day.

Where a fault is reported and MTN NS is unable to confirm that a fault exists after performing the tests, MTN NS will notify MIX TELEMATICS at the earliest opportunity, and this will not contribute to Downtime.

MTN NS will keep a record of total Downtime each Month, and cumulatively during the Year.

Downtime will be recorded in units of full minutes.

For the purpose of calculating the Service Credits any periods of Downtime due to Qualifying Faults arising from, or which are otherwise indirectly caused by one or more of the following, shall be deducted from the Downtime calculated:

(i)	MIX TELEMATICS requesting MTN NS to test the service although no fault has been detected and/or reported;

(ii)	the service being modified or altered in any way either at MIX TELEMATICS’s request or by MIX TELEMATICS;

(iii)	any period of Planned Maintenance

(iv)	a failure not attributable to the service, including but not limited to faults attributable to MIX TELEMATICS equipment or MIX TELEMATICS’s private network or a fault outside the Network;

(v)	failure due to any network configuration performed by MIX TELEMATICS and not approved by MTN NS;

(vi)	changes or alterations made other than by MTN NS (or its authorised agents) to the service or to MTN NS equipment, connections, routing plans, applications or test equipment.

The MIX TELEMATICS may claim Service Credits for Downtime on a monthly basis as further described in the SLA.

SERVICE CREDITS FOR DOWNTIME

Upon receipt of a validated claim, MTN NS will pass MIX TELEMATICS Credits as set forth in the table below,              per failing Site or Circuit up to a maximum of one Month’s Site or Circuit Charges.

The Service Credit will then be 1/30 th of the Site Charges for each hour of Downtime above the Service Credit Start Point recorded in a given Month above the Service Credit Start Point.

APPLICATION OF SERVICE CREDITS

Service Credits will not be paid out if the Qualifying Fault is not reported in accordance with MTN NS’s fault reporting procedures

ROUND TRIP DELAY

RTD is measured by MTN NS by sending, two test packets of 100 bytes for every minute, 24 hours a day between designated MTN NS MPLS Provider Edge (PE) routers. The time between a test packet being sent and returning to its origin will be measured. Round Trip Delay statistics will be calculated as an average across all test packets sent and received over one calendar month.

Upon receipt of a validated claim, MTN NS will give MIX TELEMATICS a Service Credit as follows if MTN NS fails to meet the average RTD target in any calendar month.

Service Credit on the monthly Site Charges Performance exceeding target by up to 20% 1/60th of monthly Site Charges per affected Site Performance exceeding target over 20%	Target 100 ms
2/60th of monthly Site Charges per affected Site

PACKET DELIVERY

Packet Delivery is measured by sending, two test packets of 100 bytes every 5 (five) minutes, 24 hours a day between designated MTN NS MPLS Provider Edge (PE) routers. Packet Delivery statistics will be calculated as an average of all test packets sent and received over one calendar month.

Packet Delivery targets (all in %)

Access/egress to the MPLS Network (Packet)	packet delivery %
Within South Africa	99.9
Outside of South Africa	99.9

Upon receipt of a validated claim, MTN NS will give MIX TELEMATICS a Service Credit as follows if MTN NS fails to meet the average Packet Delivery target in any calendar month.

Performance Credit on the monthly Site Charges (Packet Delivery) Credit of 1/60th of monthly Site Charges per affected Site

JITTER

Jitter is measured by sending 10 test 80 bytes packets with 20 ms spacing, every minute, 24 hours a day between designated MTN NS MPLS Provider Edge (PE) routers. Jitter statistics will be calculated as an average of all test packets sent and received over one calendar month.

Jitter performance Targets (all in mS)

Access/egress to the MPLS Network	Jitter in ms (one way)
Within South Africa	100
Outside of South Africa	200

Upon receipt of validated claims, MTN NS will give MIX TELEMATICS a Service Credit as follows if MTN NS fails to meet the average Jitter target in any calendar month.

Performance Credit on the monthly Site Charges - Jitter
Performance up to 10% above target 1/60th of monthly Site Charges per affected Site	Performance more than 10% above target 2/60th of monthly Site Charges per affected Site

EXCLUSIONS

MTN NS will suspend measurement of Network Performance for Round – Trip Delay, Packet Delivery or Jitter:

•	in the event of a Qualifying Fault affecting Availability;

•	during any failure or maintenance of the measuring equipment

GENERAL EXCLUSIONS

All service level guarantees set out above apply the MTN NS core network only.

\The Service Credits are limited to a maximum of the Monthly Site or Circuit Charges for each Site or Circuit affected and are MIX TELEMATICS’s sole right and remedy for MTN NS’s failure to meet the Service Level Agreement.

Only measurements carried out by MTN NS shall be used in the calculation of all the Service Credits.

MTN NS shall not be liable for any failure to meet the Service Levels specified in this SLA where MIX TELEMATICS has not complied with the terms and conditions of the main agreement between the parties.

This SLA shall not apply if MIX TELEMATICS does not provide or delays providing access, as requested, to MTN NS or its agents and suppliers or if MIX TELEMATICS denies permission for MTN NS or its agents and suppliers to carry out necessary repairs to the Service.

The SLA does not apply during any trial period of the service, or for service or any part of the service which has a minimum duration of less than 6 months.

This SLA will not apply where MTN NS’s failure to observe the SLA is due to matters beyond the reasonable control of MTN NS.

This SLA will not apply during suspension of service in accordance with the terms and conditions of the main agreement between the parties.

PAYMENT OF SERVICE CREDITS

In order to qualify for the Service Credit and, before any Service Credit can be applied, MIX TELEMATICS must make a claim to MTN NS within 25 days following the month in which poor performance occurred providing full details of the reason for the for the claim.

Service Credits will normally be made by crediting MIX TELEMATICS within a billing cycle of a claim being received.

Any failure by MTN NS to meet the service levels specified in this SLA shall not be considered a material breach of the main agreement between the parties.

TRAFFIC MONITORING AND GRAPHING

(APPLICABLE TO MTN NS CORE NETWORK ONLY)

MTN NS makes use of an in-house developed monitoring system. The whole system makes use of distributed “Collector Engines” that collect various MIB values, every 5 minutes via SNMP, from all Core and Distribution Cisco routers. All the data collected by the Collector Engines is stored in a central database. Presentation Engines extract and manipulate the data. Dependent on the user’s login credentials, the data is accessible via a web browser.

The whole system is designed to proactively monitor all elements of the network.

Client View

The following information is collected, recorded and displayed to client via a web browser.

5 min, 30 min, 2 hourly and daily average utilization graphs:

•	Local and International Internet usage

•	Telkom access circuit usage

•	Total MTN NS core percentage usage

•	QOS usage over MIX TELEMATICS access circuit

•	Latency across the core

IP accounting for client Cisco access routers

Status of all tickets logged by MIX TELEMATICS.

Billing information

Service Centre View

The following interface information is collected from the core and distribution routers and if an alarm condition is triggered, displayed on the Call Centre monitoring screens

Status: This gives an indication of the status of all circuits connecting to and making up the MTN NS network

Queue Drops. This gives an indication of overutilised circuits.

CRC Errors. This gives an indication of the quality of a circuit. If there are errors on the line them there will be a high CRC count. This is normally an indication that the line will fall in the near future.

Transitions: This generates an alarm if the interface state changes a number of times in a short interval (line flap). This is normally an indication of a falling circuit.

All Network devices that cannot be monitored via SNMP are monitored by ICMP poles, generated every 30 seconds. On the 3rd successive non-response an alarm is generated and displayed.

5 min, 30 min, 2 hourly and daily average utilization graphs:

•	Local and International peering usage

•	Telkom core circuit usage

•	QOS usage over the core

•	Latency across the core

Attached below are samples of the Network accounting Reports.

Traffic Analysis for MIX TELEMATICS Waverley via Randburg

System(s):	rb-ad-1.MTN NS.net in
Maintainer:	Call Centre@MTN NS.net Tel. 0860 11 0860
Link:	rb-ad-1-sasfn-waverley-1-a
Interface:	Serial5/0/7:0 (564)
IP:	209.212.103.201
Max Speed:	1.3 Mb/s
VPN:	Global Routing Table
Description:	Client Waverley via Randburg

The statistics were last updated Wed Apr 27 2005, 13:17:34

Daily Graph (5 Minute Average)

1.4 M
1.0 M
686.0 k
343.0 k
0.0
Bits per second
6 8 10 12 14 16 18 20 22 0 2 4 6 8 10 12

Max In:594.5 kb/s (46.4%) Average In:156.5 kb/s (12.2%) Current In:22.2 kb/s (1.7%)
Max Out: 1.3 Mb/s (98.1%) Average Out:574.3 kb/s (44.9%) Current Out:39.6 kb/s (3.1%)

Weekly Graph (30 Minute Average)

1.4 M
1.0 M
681.0 k
340.5 k
0.0
Bits per second
Wed Thur Fri Sat Sun Mon Tue Wed

Max In:526.8 kb/s (41.2%) Average In:137.0 kb/s (10.7%) Current In:27.2 kb/s (2.1%)
Max Out: 1.2 Mb/s (96.9%) Average Out:641.6 kb/s (50.1%) Current Out:36.1 kb/s (2.8%)

Monthly Graph (2 Hour Average)

1.4 M
1.0 M
676.0 k
338.0 k
0.0
Bits per second
Week 13 Week 14 Week 15 Week 16

Max In:455.7 kb/s (35.6%) Average In: 123.7 kb/s (9.7%) Current In:30.0 kb/s (2.3%)
Max Out: 1.2 Mb/s (96.9%) Average Out:368.1 kb/s (28.8%) Current Out:42.5 kb/s (3.3%)

Yearly Graph (1 Day Average)

1.1 M
810.0 k
540.0 k
270.0 k
0.0
Bits per second
Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr

Max In:709.1 kb/s (55.4%) Average In: 122.1 kb/s (9.5%) Current In:0.0 b/s (0.0%)
Max Out: 1.1 Mb/s (84.2%) Average Out:282.0 kb/s (22.0%) Current Out:0.0 b/s (0.0%)

Illegible

Example of Round Trip delay measurement

Downtime Query Information

Item Selected:

Group: MTNNS
BACKBONE
Non-historical downtime is the sum of all observation lengths which resulted in an unstable (or malfunctioning) state. Downtime is measured in units of time, with a minimum granularity of 1 second.

Active	Sat April
Query:	8, 0:00 to
Sat April
8, 23:00

Availability for MTNNS BACKBONE Name	Enabled Time	Total Downtime
BL-AD-1 (ping)	24 hours	0s
CT-AD-1 (ping)	24 hours	0s
CT-NT-1 (ping)	24 hours	0s
DB-AD-1 (ping)	24 hours	0s
DB-NT-1 (ping)	24 hours	0s
EL-AD-1 (ping)	24 hours	0s
EM-AD-1 (ping)	24 hours	0s
GB-AD-1 (ping)	24 hours	0s
GO-AD-1 (ping)	24 hours	0s
JP-AD-1 (ping)	24 hours	0s
JP-NT-1 (ping)	24 hours	0s
LT-IPA-1 (ping)	24 hours	0s
NG-AD-1 (ping)	24 hours	0s
NG-NT-1 (ping)	24 hours	0s
NS-ad-1 (ping)	24 hours	0s
PB-AD-1 (ping)	24 hours	0s
PE-AD-1 (ping)	24 hours	0s
PT-AD-1 (ping)	24 hours	0s
RB-AD-1 (ping)	24 hours	0s
RB-IPD-2 (ping)	24 hours	0s
RB-NT-1 (ping)	24 hours	0s
TB-AD-1 (ping)	24 hours	0s
TB-NT-1 (ping)	24 hours	0s
WII-AD-1 (ping)	24 hours	0s
Totals for Active Query		0s

*	All Active and Historical averages are weighted by Enabled Time.
**	Highlighted entries in green indicate a critical monitor which the group is dependent upon.

Response Time Query Information

Item Selected:

Group: MTNNS

BACKBONE

Response time is the measurement of how long it took to obtain an observation. Time periods where there is no data (disabled time) is omitted from numeric computations. Each collected value is weighted based on the length of the observation. Response-time is measured in units of time, with a minimum granularity of 1 millisecond.
Active	Sal
Query.	April 8,
0:00 to
Sat
April 8,
23:00

Response Time for MTNNS BACKBONE Name	Enabled Time	Avg Response Time
LT-IPA-1 (ping)	24 hours	185.566 ms
EM-AD-1 (ping)	24 hours	69.632 ms
GO-AD-1 (ping)	24 hours	63.670 ms
WH-AD-1 (ping)	24 hours	59.389 mS
PT-AD-1 (ping)	24 hours	53.513 ms
BL-AD-1 (ping)	24 hours	51.865 ms
GB-AD-1 (ping)	24 hours	45.530 ms
PB-AD-1 (ping)	24 hours	42.337 ms
EL-AD-1 (ping)	24 hours	40.812 ms
PE-AD-1 (ping)	24 hours	40.109 ms
NS-ad-1 (ping)	24 hours	39.566 ms
NG-AD-1 (ping)	24 hours	32.077 ms
DB-AD-1 (ping)	24 hours	28.486 ms
TB-AD-1 (ping)	24 hours	27.266 ms
CT-NT-1 (ping)	24 hours	26.968 ms
CT-AD-1 (ping)	24 hours	26.447 ms
TB-NT-1 (ping)	24 hours	26.351 ms
DB-NT-1 (ping)	24 hours	23.064 ms
NG-NT-1 (ping)	24 hours	22.162 mS
RB-IPD-2 (ping)	24 hours	7.840 ms
JP-NT-1 (ping)	24 hours	6.298 ms
RB-NT-1 (ping)	24 hours	6.068 ms
RB-AD-1 (ping)	24 hours	3.945 ms
JP-AD-1 (ping)	24 hours	1.323 ms
Average for Active Query		38.762 ms

*	All Active and Historical averages are weighted by Enabled Time.
**	Highlighed entries in green indicate a critical monitor which the group is dependent upon.

NETWORK CAPACITY PROVISIONING

MTN NS have a clearly defined provisioning policy for its core network links. All links are monitored continuously, and when a set threshold is reached, upgrades to the links are ordered. All core links are managed by the core network team (i.e. 3rd level engineers).

The MIX TELEMATICS Service Engineer assigned to MIX TELEMATICS account monitors performance of MIX TELEMATICS links and recommends upgrades/downgrades of links depending on utilisation of the link.

DISASTER RECOVERY / BUSINESS CONTINUITY

MTN NS has designed its network to incorporate many elements of DRP. The load balancing, the dual nodes in (JHB, CT and DBN), the redundant backbone and the use of the MTN SA switching centres (world class data centre facilities) are all part of the underlying topology. The total physical separation of the dual core nodes, each with access via alternate Telkom exchanges and in future from the SNO, all contribute to this high-availability design.

Due to this design, MTN NS has reduced the impact to users not directly connected to an affected node.

The use of Carrier Class distribution routers also increases the resilience of the network due to the higher specification of the Cisco platforms.

SECURITY

Security forms a critical component of MTN NS’s service offering, protecting client’s business data and transactions from a wide variety of external and internal threats. It is implemented and enforced using a set of technologies, policies, and procedures that come together to form a comprehensive security framework. The implementation of and adherence to a well defined set of policies ensures that MTN NS is able to offer robust protection across all elements of the infrastructure.

Covering the ten specific security domains which MTN NS has identified, the framework determines the control mechanisms, policies and procedures for the specific elements that require and provide protection, namely;

• Routers	• Servers

• Switches	• Firewalls

• Remote Access Devices	• Databases

• Software	• Network protocols

These ten domains broadly cover the areas of authentication, authorisation and encryption and form the basis of MTN NS’ security policies and procedures.

MTN NS have been accredited by VISA after an extensive audit for one of its customers. Following the audit there were very few action items required after we had applied our default security policy.

ROUTER, FIREWALL AND SWITCH CONFIGURATION MANAGEMENT

All router configurations are backed up each hour, and are also compared to the previous backup

If any changes take place, the changes are automatically mailed to MTN NS engineering staff

A history of changes is kept for at least 3 months

MTN NS have the ability to recover to any point in the history files

All network changes are logged to an AAA server, to allow for a full audit if this is required

All users use unique IDs when making changes

All changes are subject to change control

An out-of-band management network is in place that is independent of the core network. This network provides console access to every communication device on the network. The main function of the out-of-band management network is to provide the ability to manage the network under adverse condition which prevent normal in-band management access of devices e.g. DOS attacks, routing loops, software failures etc.

Software and hardware upgrades/new implementations are fully tested in MTN NS’s laboratory before being implemented

CHANGE MANAGEMENT

MTNNS Planned Maintenance

MTN NS will endeavour to do all client affecting scheduled maintenance on Sundays from 02:00 to 06:00 No planned maintenance will be performed from the 25th to 2nd of every month.

MTN NS will notify all clients via email, at least 48 hours before any planned maintenance is undertaken.

Emergency Maintenance

MTN NS reserves the right to perform emergency maintenance if necessary.

Emergency maintenance is defined as maintenance in response to a problem requiring immediate action to restore or avoid interruption of essential services to multiple clients.

Clients will be notified, via email, before any emergency maintenance is undertaken.

Client Change Management

MTN NS will do no changes to any infrastructure unless the request comes from MIX TELEMATICS authorised / nominated staff.

A ticket will be logged for every change request received.